Exhibit 4(ii)b
AMENDED AND RESTATED LOAN AGREEMENT
 BETWEEN
BANK ONE, TEXAS, N.A.
AND
TCBY ENTERPRISES, INC.
DATED
November 28, 1994

TABLE OF CONTENTS
SECTION 1.     DEFINITIONS  1
     1.1.      Defined Terms  1
     1.2.      Accounting Terms 13
     1.3.      Singular and Plural 13
     SECTION 2.     COMMITMENT, INTEREST AND FEES 14
     2.1.      Commitment 14
     2.2.      Term Loan 14
          2.2.1.    Term Facility 14
          2.2.2.    Lender's Obligations 14
          2.2.3.    Note 14
          2.2.4.    Interest 14
     2.3.      Renewals and Extensions 14
     2.4.      Maximum Interest 14
     2.5.      Fees. 16
          2.5.1.    Preparation Fees 16
          2.5.2.    Fixed Rate Conversion Fee 16
     2.6.      Changes in Commitment and Prepayments 16
          2.6.1.    Termination or Reduction in Commitment Amount 16
          2.6.2.    Optional Prepayments 16
     2.7.      Basis of Payments 16
     2.8.      Notice and Manner of Borrowing and Conversion of Stated Rate
Loans and Eurodollar Loans 16
     2.9.      Notice and Manner of Conversion to Fixed Rate Loan 17
     2.10      Conditions to Loan Conversion 17
     2.11      Duration of Interest Periods 17
     2.12      Changed Circumstances Applicable to Eurodollar Loans 17
     2.13      Payments Not at End of Interest Period 19
     SECTION 3.     CONDITIONS PRECEDENT TO OBLIGATIONS OF LENDER 19
     3.1.      Conditions to Borrowing 19
          3.1.1.    Documents Executed 19
          3.1.2.    Certified Resolutions 19
          3.1.3.    Certified Articles 19
          3.1.4.    Certified Bylaws 20
          3.1.5.    Certificate of Good Standing 20
          3.1.6.    Certificate of Incumbency 20
          3.1.7.    Opinions of Counsel 20
          3.1.8.    UCC Lien Search 20
          3.1.9.    Approval of Lender Counsel 20





          3.1.10.   Other Information and Documentation 20
     SECTION 4.     WARRANTIES AND REPRESENTATIONS 20
     4.1.      Corporate Existence and Power 20
     4.2.      Authorization and Approvals 21
     4.3.      Valid and Binding Agreement 21
     4.4.      Actions, Suits or Proceedings 21
     4.5.      Subsidiaries 21
     4.6.      No Liens, Pledges, Mortgages or Security Interests 21
     4.7.      Accounting Principles 22
     4.8.      No Adverse Changes 22
     4.9.      Conditions Precedent 22
     4.10.          Taxes 22
     4.11.          Compliance with Laws 22
     4.12.          Indebtedness 22
     4.13.          Material Agreements 22
     4.14.          Margin Stock 22
     4.15.          Misrepresentation 23
     4.16.          Forfeiture 23
     SECTION 5.     AFFIRMATIVE COVENANTS. 23
     5.1.      Financial and Other Information 23
          5.1.1.    Annual Financial Reports 23
          5.1.2.    Interim Financial Statements 23
          5.1.3.    Compliance Certificate 23
          5.1.4.    Adverse Events 23
          5.1.5.    Reports 24
          5.1.6.    Other Information as Requested 24
     5.2.      Insurance 24
     5.3.      Taxes 24
     5.4.      Maintain Corporation and Business 24
     5.5.      Use of Loan Proceeds 25
     5.6.      Leverage Ratio 25
     5.7.      Current Ratio 25
     5.8.      Profitability Ratio 25
     5.9.      Fixed Charge Coverage 25
     SECTION 6.     NEGATIVE COVENANTS 25
     6.1.      Liens and Encumbrances 25
     6.2.      Subsidiary Indebtedness 25
     6.3.      Extension of Credit and Investments 25
     6.4.      Guarantee Obligations 26
     6.5.      Subordinate Indebtedness 26
     6.6.      Property Transfer, Merger or Lease-Back 26
     6.7.      Investments 26
     6.8.      Misrepresentation 27
     6.9.      Margin Stock 27
     6.10.          Compliance with Environmental Laws 27
     6.11.          Principal Place of Business 27
     6.12.          Repurchase of Stock 27
     SECTION 7.     EVENTS OF DEFAULT - ENFORCEMENT - APPLICATION OF
PROCEEDS 27
     7.1.      Acceleration of Indebtedness 27
     7.2.      Cumulative Remedies 27
     SECTION 8.     MISCELLANEOUS 27
     8.1.      Independent Rights 27
     8.2.      Covenant Independence 28





     8.3.      Waivers and Amendments 28
     8.4.      GOVERNING LAW 28
     8.5.      Survival of Warranties, Etc. 28
     8.6.      Attorneys' Fees 28
     8.7.      Payments on Non-Business Days 28
     8.8.      Binding Effect 28
     8.9.      Notices 29
     8.10.          Counterparts 29
     8.11.          Headings 29
     8.12.          Capital Adequacy 29
     8.13.          Indemnification and Reimbursement by the Borrower 29
     8.14.          Gender 30
     8.15.          Joint Borrowers 30
     8.16.          Severability of Provisions 30
     8.17.          Assignment 30
     8.18      Amendment and Restatement 30
     8.19.          NO ORAL AGREEMENTS 31

 LIST OF EXHIBITS AND SCHEDULES
Exhibit/Schedule           Content
      Reference In Agreement
Exhibit A                                 Form of Borrower's Compliance
Certificate    Section 1.1 definition of "Compliance Certificate"
Exhibit B                              Notice of Eurodollar Conversion
           Section 2.8
Exhibit C                              Notice of Fixed Rate Conversion
            Section 2.9
Schedule 1.1                           Permitted Liens
              Section 1.1 definition of "Permitted Liens"
Schedule 4.4                          Actions, Suits and Proceedings
          Section 4.4
Schedule 4.5                          Ownership of Subsidiaries
                     Section 4.5
Schedule 4.11                        Noncompliance with Laws
                  Section 4.11
Schedule 4.12                        Indebtedness
                   Section 4.12
Schedule 4.13                       Material Agreements
            Section 4.13

AMENDED AND RESTATED LOAN AGREEMENT
     THIS AMENDED AND RESTATED LOAN AGREEMENT is made and delivered as of November 28, 1994 by and among Bank One, Texas, N.A. and TCBY Enterprises, Inc.
 SECTION 1.    DEFINITIONS.
1.1. Defined Terms. As used herein, the following terms shall have the following meanings:
     "Adjusted Eurodollar Rate" shall mean, as applicable to any Interest Period, a rate per annum determined pursuant to the following formula:
                    AER  =    [      IOR      ]*
                              ----------------
                         [  1.00 - RP    ]
                    AER  =    Adjusted Eurodollar Rate
               IOR  =    Interbank Offered Rate
                RP  =    Reserve Percentage
          *The amount in brackets shall be rounded upwards, if necessary, to the next higher 1/100 of 1%.
          Where:
          "Interbank Offered Rate" applicable to any Eurodollar Loan for any Interest Period means the rate of interest determined in accordance with subpart (a) or (b) below which Lender shall, in its sole discretion, designate: (a) the interbank offered rate for dollar deposits in the London market that is quoted to Lender by Knight-Ridder Money Center Services (or such comparable service as Lender may, in its sole discretion, designate) two Business Days before the first day of such interest period; or (b) the rate, determined by the Lender, to be the prevailing rate per annum at which deposits in U.S. dollars are offered to the Lender by first-class banks in the interbank Eurodollar market in which it regularly participates on or about 10:00 a.m. (Dallas time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Loan to which such Interest Period is to apply for a period of time approximately equal to such Interest Period; provided, however, that Lender shall not designate the rate of interest determined pursuant to clause (b) above unless Lender actually participates in the Eurodollar market for purposes of "match-funding" the applicable Eurodollar Loan.
          "Reserve Percentage" applicable to any Interest Period means the rate (expressed as a decimal) applicable to the Lender during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency or marginal reserve requirement) of the Lender with respect to "Eurocurrency liabilities" as that term is defined under such regulations.
          The Adjusted Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Reserve Percentage.
          "Agreement" shall mean this Loan Agreement.
          "Americana" shall mean Americana Foods Limited Partnership. "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended, or any successor act or code.
          "Base Rate" shall mean that rate of interest per annum published by the Lender as its base rate (or equivalent rate) and which is charged by the Lender from time to time. The Base Rate may not necessarily be the lowest rate charged by the Lender.
          "Borrower" shall mean and, if more than one, shall refer jointly and severally to the Person named below together with each such Person's successors and assigns (provided that no consent to any succession or assignment shall be inferred herefrom):
                                            State of               Chief
     Borrower         Type of Entity        Formation          Executive
Offices
          TCBY Enterprises, Inc.   Corporation         Delaware
     Little Rock, AR
          "Borrower's Address" shall mean:
                    425 West Capitol Avenue, #1100
               Little Rock, Arkansas 72201





               Attn:  Mr. Gale Law
               Fax No.: (501) 688-8284
               Telephone No.: (501) 688-8213
          "Business Day" shall mean (a) for all purposes other than as covered by subpart (b) below, any day on which the Lender is open to carry on its normal commercial lending business and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day that is a Business Day described in subpart (a) above and that is also a day for trading by and between banks in United States Dollar deposits in the interbank Eurodollar market.
          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any corresponding provision or provisions of any succeeding law.
          "Commitment Amount" shall mean the principal balance outstanding on Term Note #1 on the date hereof plus $7,500,000 or such lesser amount to which the Commitment Amount may be reduced from time to time pursuant to this Agreement. The recital of a Commitment Amount does not mean that the Lender shall be obligated to advance such amount except in strict accordance with the terms, provisions, and conditions of this Agreement.
          "Compliance Certificate" shall mean a certificate in the form of Exhibit A to this Agreement, completed in all appropriate respects and executed by the chief executive or chief financial officer of the Borrower.
          "Contract Rate" shall mean, as of any date of determination, the Term Loan Contract Rate.
          "Current Assets" shall mean, as of any applicable date of determination, all cash, nonaffiliated customer receivables, United States government securities, inventories and any other assets of a Person that should be classified as current in accordance with GAAP.
          "Current Liabilities" shall mean, as of any applicable date of determination, all liabilities of a Person that should be classified as current in accordance with GAAP.
     "Current Maturities of Long Term Debt" shall mean the principal portion of current maturities of long term indebtedness of any Person and current obligations of any Person on long term capital leases, as determined according to GAAP, for the next succeeding period of twelve (12) calendar months.
          "Debt" shall mean, as of any applicable date of determination, the sum of: (a) all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP; plus (b) the Guarantee Obligations of such Person; plus (c) without duplication of any liabilities described in (a) or (b) above, all liabilities of such Person with respect to letters of credit, commercial paper, banker's acceptances and similar financial transactions.
          "Default" shall mean a condition or event which, with the giving of notice or the passage of time or both, would become an Event of Default.
          "Default Rate" shall mean a fluctuating per annum interest rate at all times equal to the lesser of (a) the Maximum Legal Rate (such interest rate to be adjusted simultaneously with any change in the Maximum Legal Rate) or (b) the sum of the Contract Rate plus two percent (2.0%); provided, however, subject to all provisions of Section 2.4, if at any time the Default Rate shall be computed on the basis of the Maximum Legal Rate, any subsequent reduction in the Default Rate shall not reduce such interest rate thereafter payable hereunder below the Maximum Legal Rate until the aggregate amount of such interest that is accrued and payable equals the total amount of interest that would have accrued if interest had at all times been computed solely on the basis of the rate specified in subpart
(b) above. Subject to Section 2.4 hereof, interest computed at the Default Rate shall be computed on the basis of a year of 365 days and actual days elapsed. In the event the laws of the State of Texas are applicable, unless preempted by Federal law or other state laws now or hereafter in effect and applicable hereto, the applicable interest rate ceiling shall be the "indicated rate ceiling" from time to time in effect under Texas Revised Civil Statutes Annotated, Article 5069-1.04, as amended.
     "Environmental Laws" means any and all federal, state, and local laws, rules, regulations, orders and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. e9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. e6901 et seq., the Occupational Safety and Health Act of 29 U.S.C. e 651 et seq., the Clean Air Act, 42 U.S.C. e7401 et seq., the Clean Water Act, 33 U.S.C. e1251 et seq., the Toxic Substances Control Act, 15 U.S.C. e2601 et seq., and all other laws, regulations, and requirements of any governmental authority or agency having jurisdiction over Borrower or any other Loan Party or any of their respective properties or assets, as such laws, regulations, and requirements may be amended or supplemented from time to time.
          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code.
          "ERISA Affiliate" shall mean any Subsidiary or subsidiary of a Loan Party or trade or business (whether or not incorporated) which is a member of a group of which the Borrower or any Loan Party is a member and which is under common control with the Borrower or such Loan Party, or within the same affiliated service group as the Borrower or such Loan Party, within the meaning of Section 414 of the Code (such rules and regulations shall also be deemed to apply to foreign corporations and entities).
          "Eurodollar Loan" shall mean any portion of the Term Loan bearing interest at a rate determined with reference to the Adjusted Eurodollar Rate.
          "Event of Default" shall mean the occurrence of any of the following:
          (a) Failure to Pay Indebtedness. If any principal of or interest on the Note, any fees under this Agreement or any other Loan Document or any other Indebtedness shall not be paid within five (5) Business Days after the same becomes due; or
          (b) Misrepresentation. If any warranty or representation of the Borrower or any other Loan Party in connection with or contained in this Agreement or any other Loan Document, or if any financial data or other information now or hereafter furnished to the Lender by or on behalf of the Borrower, any Subsidiary or any other Loan Party, shall prove to be false or misleading in any material respect; or
          (c) Noncompliance with Loan Documents. If the Borrower or any Subsidiary or any other Loan Party shall fail to perform any of its obligations and covenants under this Agreement or under any other Loan Document; or
          (d) Noncompliance with Other Agreements. If the Borrower or Guarantor shall fail to comply with any of the provisions of any other agreement with the Lender pursuant to which the Lender extends credit to the Borrower or the Guarantor, and such failure shall continue for forty-five (45) days after written notice from the Lender to the Borrower of such failure;
          (e) Noncompliance with Financial Covenants. If the Borrower shall fail to perform any financial covenant set forth in Sections 5.6, 5.7, 5.8, and 5.9 of this Agreement, and same shall be continuing for thirty (30) days;
          (f) Other Defaults. If the Borrower or any Material Subsidiary or any other Loan Party shall default in the due payment of any of its Material Indebtedness (other than the Indebtedness, which shall constitute an Event of Default under subpart (a) above) or in the observance or performance of any term, covenant or condition in any agreement or instrument evidencing, securing or relating to such Material Indebtedness and such default shall be continued for a period sufficient to permit acceleration of such Material Indebtedness, whether or not any such default shall be forgiven or waived by the holder thereof; or
          (g) Judgments. If: (i) there shall be rendered against the Borrower or any Material Subsidiary or any other Loan Party, one or more judgments or decrees involving an aggregate liability of $1,000,000.00 or more, which has or have become nonappealable and shall remain undischarged, unsatisfied by insurance or unstayed for more than 10 days, whether or not consecutive; or (ii) a writ of attachment, sequestration or garnishment against the property of the Borrower or any Material Subsidiary or any other Loan Party shall be issued and levied in an action claiming $1,000,000.00 or more and not immediately released or appealed and bonded in a manner satisfactory to the Lender; or
          (h) Business Suspension, Bankruptcy, Etc. If the Borrower or any Material Subsidiary or any other Loan Party shall voluntarily suspend transaction of its business; or if the Borrower or any Material Subsidiary or any other Loan Party shall not pay its debts as they mature or shall make a general assignment for the benefit of creditors; or proceedings in bankruptcy, or for reorganization or liquidation of the Borrower or any Material Subsidiary or any other Loan Party, under the Bankruptcy Code or under any other state or federal law for the relief of debtors shall be commenced by the Borrower or any Material Subsidiary or any other Loan Party; or any such proceedings shall be commenced against the Borrower or any Material Subsidiary or any other Loan Party and shall not be permanently discharged within ninety (90) days following the commencement thereof; or a receiver, trustee or custodian shall be appointed for the Borrower or any Material Subsidiary or any other Loan Party or for any substantial portion of its properties or assets; or
          (i) ERISA. If any of the following events shall occur: (i) Borrower, any Loan Party or an ERISA Affiliate, or any of their agents or representatives shall engage in any conduct which constitutes a "prohibited transaction" (as defined in sections 406 or 407 of ERISA or section 4975 of the Code) which could, in Lender's opinion, be expected to result in a material liability (as such term is hereinbelow defined) to Borrower or such Loan Party or any ERISA Affiliate; (ii) any "accumulated funding deficiency" (as defined in section 302 of ERISA or section 412 of the
Code), whether or not waived, shall exist with respect to any PBGC Plan or Multiple Employer Plan, if such accumulated funding deficiency would give rise to a material liability of Borrower, any Loan Party or any ERISA Affiliate; (iii) Borrower, any Loan Party or any ERISA Affiliate shall apply for or be granted a funding waiver under section 302 of ERISA or section 412 of the Code, which waiver or request for waiver is for a material amount (as such term is hereinbelow defined) ; (iv) a Termination Event shall occur with respect to any PBGC Plan, Multiemployer Plan, or Multiple Employer Plan, which Termination Event is likely, in Lender's opinion, to give rise to a material liability of Borrower, any Loan Party or any ERISA Affiliate; (v) any Lien arising under sections 302(f) or 4068 of ERISA or section 412(n) of the Code shall attach to the assets or property of Borrower, any Loan Party or any ERISA Affiliate which could, in Lender's opinion, be expected to result in a material adverse effect; (vi) Borrower, any Loan Party or any ERISA Affiliate shall permit, through action or failure to act, any Pension Plan to fail to meet the requirements of section 401(a) or 403(a) of the Code and such failure would give rise to a material liability of Borrower, any Loan Party or any ERISA Affiliate;
(vii) Borrower, any Loan Party or any ERISA Affiliate shall fail to pay when due any amount owed by it to any Pension Plan, Multiemployer Plan, Welfare Plan, government agency, or other Person that, when aggregated with all other such amounts in default, exceeds $1,000,000.00; (viii) Borrower, any Loan Party or any ERISA Affiliate shall be obligated to contribute to a Pension Plan or Welfare Plan (other than a Multiemployer Plan or a Multiple Employer Plan) whose Accumulated Benefit Obligation (as defined in FASB 87) exceeds the fair market value of its assets by more than $1,000,000.00;
(ix) any other event or condition shall occur or exist with respect to any Pension Plan, Multiemployer Plan, or Welfare Plan which, either alone or in the aggregate, either gives rise or, in Lender's opinion, is likely to give rise, to a material liability of Borrower, any Loan Party or any ERISA Affiliate; or (x) any event or condition described in (i) through (ix) above (determined without regard to whether the event or condition taken alone would or could result in a material liability) shall occur or exist with respect to a Pension Plan, Welfare Plan, or Multiemployer Plan which individually or in combination with one or more of any events described in
(i) through (ix) above (determined without regard to whether the event or condition taken alone would or could result in a material liability), if any, would likely subject Borrower, any Loan Party or any ERISA Affiliate to any material excise tax, penalty, addition to tax or other liability. For purposes of this definition, the terms "material liability" and "material amount" mean any liability or amount, as applicable, which exceeds $1,000,000.
          "Financial Statements" shall mean all those balance sheets, earnings statements and other financial data (whether of the Borrower, any Subsidiary, any other Loan Party or otherwise) which have been or may hereafter be furnished to the Lender in connection with this Agreement or the transactions contemplated hereby including, but not limited to, the consolidated balance sheets, income statements and statements of cash flow and consolidating balance sheets and income statement of the Borrower and the Subsidiaries as of the fiscal year ending November 30, 1993, and the fiscal quarter ending as of August 31, 1994.
          "Fixed Rate" shall mean the rate of interest specified in subpart
(c) of the definition of Term Loan Contract Rate.
          "Fixed Rate Conversion Fee" shall mean a fee equal to one quarter of one percent (0.25%) of the outstanding principal balance of the Term Loan on the effective date of conversion of the Term Loan to a Fixed Rate Loan.
          "Fixed Rate Loan" shall mean that portion, if any, of the Term Loan evidenced by Term Note #1 as it bears interest determined with reference to the Fixed Rate.
          "GAAP" shall mean, as of any applicable date of determination, generally accepted accounting principles consistently applied.
          "Good faith" and "good faith" shall have the same meaning ascribed to such term in Section 1.201(19) of the UCC.
          "Guarantee Obligations" shall mean, as of any applicable date of determination, all items of obligation or liability of a Person which arise, directly or indirectly, from any guarantee or other agreement or undertaking by which such Person is or becomes, in any way, responsible for the obligations of another Person, whether by agreement to purchase the indebtedness of such other Person, agreement to furnish funds to any such other Person (whether through the furnishing of goods, supplies or services, by way of Stock purchase, capital contribution, advance or loan or otherwise) for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness or obligations of any other Person (except for the endorsement of negotiable instruments in the ordinary course of business for deposit or collection and, with respect to the Borrower or any Subsidiary, the continuing liability of any such Person, as lessee, pursuant to an operating lease that is assigned to and assumed by a franchisee in connection with such franchisee's acquisition of a yogurt store from the Borrower or such Subsidiary.
          "Guarantor" shall mean each and every Person (other than the Borrower) who may now or hereafter be or become obligated or liable for the payment or performance of all or any portion of the Indebtedness including, without limitation, the following Person:
               Guarantor                Address for Notice
          Americana Foods Limited Partnership     425 West Capitol Avenue,
#1100
                                   Little Rock, Arkansas 72201
                                   Attn:  Mr. Gale Law
                                   Fax No.: (501) 688-8284
                                   Telephone No.: (501) 688-8213
          "Guaranty" shall mean each and every agreement or undertaking on the part of any Person other than the Borrower to be or become obligated or liable for the payment or performance of all or any portion of the indebtedness together with all renewals, extensions, increases, restatements, amendments and other modifications made from time to time with respect thereto including, without limitation, those executed in favor of the Lender on the dates and by the Person named below:
               Guarantor                Date
          Americana Foods Limited Partnership     June 11, 1993, amended
and restated November 28, 1994
          "Hazardous Substance" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.
          "Indebtedness" shall mean (a) all loans, advances, indebtedness, obligations and liabilities of the Borrower to the Lender under this Agreement or any other Loan Document, (b) all other loans, advances, indebtedness, obligations and liabilities whatsoever of the Borrower to the Lender, whether liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and (c) all indebtedness, obligations, and liabilities now or hereafter owing to the Lender by any other Loan Party under any Loan Document whether liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due.
          "Interest Period" shall mean, with respect to each Eurodollar Loan, the period commencing on the date of the making or continuation of or conversion to such Eurodollar Loan and ending thirty, sixty, ninety, or one hundred eighty days thereafter, as the Borrower may elect in the applicable Notice of Eurodollar Conversion;
     provided that:
               (i) any Interest Period (other than an Interest Period determined pursuant to clause (ii) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day;
               (ii) any Interest Period applicable to any portion of the Term Loan that would otherwise end after the final maturity date of the Term Loan shall end on said final maturity date; and
               (iii) notwithstanding clause (ii), no Interest Period applicable to a Eurodollar Loan shall have a duration of less than thirty days, and if any Interest Period applicable to a Eurodollar Loan would be for a shorter period, such Interest Period shall not be available hereunder.
          Notwithstanding anything to the contrary stated in clause (i) above, with respect to any Interest Period that is applicable to any Eurodollar Loan which accrues interest at the Interbank Offered Rate that is determined in accordance with subpart (b) of the definition of such term (as such term is defined in the definition of "Adjusted Eurodollar Rate" set forth in Section 1.1 above) then: (aa) any Interest Period (other than an Interest Period determined pursuant to clause (ii) above) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; and (bb) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (ii) above, end on the last Business Day of a calendar month.
          "Lender" shall mean Bank One, Texas, N.A., a national banking association, and its successors and assigns.
     "Lender's Address" shall mean:
          a.   For payment of the Indebtedness:
               Bank One, Texas, N.A.
          1717 Main Street, 3rd Floor
          Dallas, Texas 75201
          Attn:  Gina Norris and Lisa Peterson
               b.   For notice purposes:
               Bank One, Texas, N.A.
          1717 Main Street, 3rd Floor
          Dallas, Texas 75201
          Attn:  Gina Norris and Lisa Peterson
          Fax No. for Lisa Peterson:  (214) 290-2683





          Telephone No. for Lisa Peterson:  (214) 290-2614
          Fax No. for Gina Norris:  (214) 290-2765
          Telephone No. for Gina Norris:  (214) 290-2713
          "Lien" shall mean any valid and enforceable interest in any property, whether real, personal or mixed, securing an indebtedness, obligation or liability owed to or a claim by any Person other than the owner of such property, whether such interest is based on the common law or any statute or contract and including, but not limited to, a security interest, pledge, mortgage, assignment, conditional sale, trust receipt or lease, consignment or bailment for security purposes.
          "Loan" shall mean the Term Loan.
          "Loan Documents" shall mean, collectively, this Agreement, the Note, the Guaranty and any and all other agreements, instruments, certificates and other documents executed or delivered or contemplated to be executed or delivered in connection with this Agreement or the transactions that are the subject matter hereof, as such agreements, instruments, certificates and other documents may be renewed, extended, restated, supplemented, increased, amended or otherwise modified from time to time.
          "Loan Party" shall mean the Borrower, the Guarantor and each other Person who shall be liable for the payment or performance of all or any portion of the Indebtedness or who shall own any property that is subject to (or purported to be subject to) a Lien which secures all or any portion of the Indebtedness.
          "Loan Purposes" shall mean:
          (a) with respect to the indebtedness evidenced by Term Note #1, the refinancing of the indebtedness evidenced by the following described instruments:
                    (i) Promissory Note dated as of June 1, 1988, executed by the Borrower and the Guarantor and made payable to the order of First Interstate Bank of Dallas in the original principal amount of $9,000,000.00, with an outstanding principal balance as of the date of this Agreement equal to $6,030,444.20;
                    (ii) Promissory Note dated as of June 1, 1988, executed by the Borrower and the Guarantor and made payable to the order of First Interstate Bank of Dallas in the original principal amount of $10,000,000.00, with an outstanding principal balance as of the date of this Agreement equal to $5,838,643.94;
                    (iii) Promissory Note dated as of June 1, 1988, executed by the Borrower and the Guarantor and made payable to the order of First Interstate Bank of Dallas in the original principal amount of $2,967,671.62, with an outstanding principal balance as of the date of this Agreement equal to $975,912.49; and
                    (iv) Promissory Note dated as of June 1, 1988, executed by the Borrower and made payable to the order of First Interstate Bank of Dallas in the original principal amount of $3,314,371.00, with an outstanding principal balance as of the date of this Agreement equal to $1,764,776.01; and
          (b) with respect to the indebtedness evidenced by Term Note #2, to finance the construction of new expanded plant facilities owned by Americana located in Redbird Industrial Park West, City of Dallas, Dallas County, Texas, which costs are required to be capitalized in accordance with GAAP.
          "Material Indebtedness" shall mean (a) any single item of Debt of any Person in an amount equal to $250,000.00 or more, (b) any series of related items of Debt of any Person which in the aggregate equal $500,000 or more and/or (c) the total Debt owed by any Person to the same creditor or obligor (or group of creditors or obligors) if the aggregate amount of such Debt equals or exceeds $500,000 to the extent, but only to the extent, that the Debt described in clause (a), (b) or (c) above was incurred in connection with a loan or other financial transaction (including, without limitation, liabilities arising in connection with letters of credit, commercial paper, banker's acceptances and similar financial transactions.
          "Material Subsidiary" shall mean (unless otherwise agreed to by the Lender in writing): (a) the Subsidiaries specifically identified below; (b) each other Subsidiary, whether now or hereafter existing, which may at any time hereafter, hold assets with a book value that is equal to or greater than five percent (5%) of the book value of all assets held by the Borrower and all Subsidiaries on an aggregate basis; and (c) each other Subsidiary which holds assets, performs services or conducts a business or other operation that the Lender in good faith believes could, if adversely affected, have a material adverse effect on the financial conditions, operations or business of the Borrower or any other Material Subsidiary:
               Americana Foods Limited Partnership, a Texas limited partnership
          Carlin Manufacturing, Inc., an Arkansas corporation
          Food Services Leasing, Inc., an Arkansas corporation
          FSL, Inc., a Nevada corporation
          Riverport Equipment and Distribution Company, Inc., an Arkansas corporation
          TCBY of Georgia, Inc., a Georgia corporation
          TCBY of Texas, Inc., a Texas corporation
          TCBY Systems, Inc., an Arkansas corporation
          Without limiting the foregoing, it is understood that, as of the date of this Agreement, the following Subsidiaries do not constitute Material Subsidiaries: American Best Care, Inc.; For Future Use VI, Inc.; TCBY International, Inc.; TCBY International Foreign Sales Corporation; TCBY of Aruba, Inc.; TCBY of Saudi Arabia, Inc.; TCBY of Qatar, Inc.; TCBY of Mexico, Inc.; and TCBY United Kingdom, Inc.
          "Maximum Legal Rate" shall mean the maximum rate of interest per annum from time to time permitted under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments, charges and calculations.
          "Multiemployer Plan" shall mean a multiemployer plan as defined in sections 3(37) or 4001(a)(3) of ERISA or Section 414 of the Code (or any similar type of plan established or regulated under the laws of any foreign country) to which the Borrower or any Loan Party or any ERISA Affiliate is making, is required to make, or has made, or is accruing, has accrued, or is required to accrue or have accrued, an obligation to make contributions.
          "Multiple Employer Plan" shall mean any employee benefit plan within the meaning of section 3(3) of ERISA (or any similar type of plan established or regulated under the laws of any foreign country) other than a Multiemployer Plan, to which the Borrower or any other Loan Party or any ERISA Affiliate and an employer other than an ERISA Affiliate or Borrower or any Loan Party contribute, is required to contribute, or is required to accrue an obligation to contribute.





          "Net Income" shall mean, as of any applicable date of determination, earnings of a Person from continuing operations after deduction of income taxes for such period and excluding any nonrecurring or extraordinary items, all as determined in accordance with GAAP.
          "Noncash Charges" shall mean, as of any applicable date of determination, depreciation, amortization, deferred income taxes, and additions to reserves (insurance, taxes, bad debt, insurance, or otherwise) of a Person, all as determined in accordance with GAAP.
          "Note" shall mean and refer jointly to Term Note #1 and Term Note #2 or, separately, to either such Note, as the context requires.
          "Notice of Eurodollar Conversion" shall have the meaning assigned to such term in Section 2.8.
          "Notice of Fixed Rate Conversion" shall have the meaning assigned to such term in Section 2.9.
          "PBGC" shall mean the Pension Benefit Guaranty Corporation or successor thereof established pursuant to ERISA.
          "PBGC Plan" shall mean any Pension Plan subject to Title IV of ERISA (or any similar type of plan established or regulated under the laws of any foreign country).
          "Pension Plan" shall mean any employee pension benefit plan as defined in section 3(2) of ERISA (or any similar type of plan established or regulated under the laws of any foreign country) in which any personnel of Borrower or any Loan Party or any ERISA Affiliate participate, excluding any Multiemployer Plan, including any plan established or maintained by Borrower or any Loan Party or any ERISA Affiliate, or to which the Borrower or any Loan Party or any ERISA Affiliate contributes, is required to contribute, accrues an obligation to contribute, or is required to accrue an obligation to contribute, under the laws of any foreign country to the extent applicable.
          "Permitted Liens" shall mean:
          (a)  Liens and encumbrances in favor of the Lender;
          (b) Liens for taxes, assessments or other governmental charges incurred in the ordinary course of business and not yet past due or being contested in good faith by appropriate proceedings and, if reasonably requested by the Lender, bonded in a manner satisfactory to the Lender;
          (c) Liens not delinquent created by statute in connection with worker's compensation, unemployment insurance, social security and similar statutory obligations;
     (d) Liens of mechanics, materialmen, carriers, warehousemen, landlords or other like statutory or common law liens securing obligations incurred in good faith in the ordinary course of business that are not yet due and payable;
          (e) Encumbrances consisting of zoning restrictions, rights-of-way, easements or other restrictions on the use of the properties of the Borrower and/or any Subsidiary, none of which encumbrances impairs the use of such property in the operation of the business for which it is used or intended to be used and none of which is violated in any respect by any existing or proposed structure or use to the extent that such impairment could materially and adversely affect the financial condition or business of the Borrower and/or any Material Subsidiary;
          (f) Liens encumbering the properties and/or assets of the Borrower and/or any of the Subsidiaries, which secure Debt up to, but not in excess of, $5,000,000.00 in the aggregate provided that such Liens secure purchase money obligations incurred by the Borrower or a Subsidiary in good faith in the ordinary course of its business and the obligations that are secured are not yet due and payable;
          (g) UCC Financing Statements filed by the lessor of goods pursuant to Section 9.408 of the UCC (or comparable provision of any other applicable Uniform Commercial Code), as a precautionary matter (nothing contained in this subpart shall, however, be deemed to authorize the Borrower or any Subsidiary to enter into a lease which is actually intended as security except to the extent such financing transaction would otherwise be permitted pursuant to this Agreement); and
          (h) Existing Liens described as Permitted Liens on Schedule 1.1 attached hereto.
          "Person" shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency or other entity.
          "Replacement CapEx" shall mean, as of any applicable date of determination, the sum of all capital expenditures incurred by a Person to maintain and/or replace existing plant, property, and equipment.
          "Stated Rate" shall mean the rate of interest specified in subpart (a) of the definition of Term Loan Contract Rate.
          "Stated Rate Loan" shall mean the portion or portions of the Term Loan as such portion(s) bears interest determined with reference to the Base Rate.
          "Stock" shall mean any capital stock or other equity rights, bonds, notes, or other instruments convertible into capital stock or other equity interests and options, warrants or other rights to acquire capital stock or other equity interests.
          "Subsidiaries" shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are, at the time, directly or indirectly owned, collectively, by the Borrower and any Subsidiaries of the Borrower (the term includes Subsidiaries of Subsidiaries and so on), including, without limitation, those set forth on Schedule 4.5.
          "Tangible Net Worth" shall mean, as of any applicable date of determination, the excess of (a) the book value of all assets of a Person (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill, research and development expenses unless prepaid and similar intangible assets) after all appropriate deductions (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), all as determined in accordance with GAAP, over (b) all Debt (other than Guarantee Obligations and contingent liabilities arising with respect to letters of credit) of such Person.
          "TCBY" shall mean TCBY Enterprises, Inc.
          "Termination Event" shall mean (i) a "reportable event" as defined in section 4043 of ERISA (or which would be so defined if a plan were subject to Title IV of ERISA); (ii) the withdrawal of the Borrower or any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer" as defined in 4001(a)(2) of ERISA; (iii) the filing of a notice of intent to terminate a PBGC Plan or a Multiple Employer Plan or the treatment of a plan amendment as a termination under section 4041(c) of ERISA; (iv) the institution of proceedings to terminate a PBGC Plan or a Multiple Employer Plan by the PBGC; (v) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any PBGC Plan or a Multiple Employer Plan; (vi) the occurrence of an event described in section 4068(f) of ERISA with respect to a PBGC Plan; (vii) the occurrence of an event described in sections 302(f), 4069, 4070, or 4212(c) of ERISA or sections 401(a)(29) or 412(n) of the Code, with respect to a PBGC Plan, Multiple Employer Plan, or Multiemployer Plan; (viii) any complete or partial withdrawal from a Multiemployer Plan as defined in sections 4203 or 4205 of ERISA, any termination of a Multiemployer Plan within the meaning of section 4041A of ERISA or any Multiemployer Plan being insolvent or in reorganization status under section 4241 or 4245 of ERISA; or (ix) any occurrence similar to any of those referred to clauses (i) to (viii) above under the applicable laws of a foreign country.
          "Term Loan" shall mean the advances made by the Lender to the Borrower under Section 2.2 of this Agreement.
          "Term Loan Contract Rate" shall mean, as of any date of determination, the fluctuating per annum rate of interest which equals the lesser of the Maximum Legal Rate (such interest rate to be adjusted simultaneously with any change in the Maximum Legal Rate) or: (a) with respect to Stated Rate Loans, the Base Rate less three quarters of one percent (0.75%) (such interest rate to be adjusted simultaneously with any change in the Base Rate); (b) with respect to Eurodollar Loans, one percent (1.0%) plus the Adjusted Eurodollar Rate; and (c) with respect to Fixed Rate Loans, one and one-half percent (1.5%) plus the rate for United States Treasury Bills with a stated term which approximates, as closely as possible, the period that commences on the date that the Term Loan is converted to a Fixed Rate Loan and ends three and one-half years thereafter; provided, however, subject to all provisions of Section 2.4, if at any time the Term Loan Contract Rate payable hereunder shall be computed on the basis of the Maximum Legal Rate, any subsequent reduction in the Term Loan Contract Rate shall not reduce such interest rate thereafter payable below the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Agreement equals the total amount of interest which would have accrued if such interest had been at all times computed solely on the basis of the rates specified in subparts (a), (b) and (c) above. Subject to the provisions of Section 2.4 hereof, interest computed at the Term Loan Contract Rate shall be computed on the basis of a year of 365 days and actual days elapsed. In the event the laws of the State of Texas are applicable, unless preempted by federal law or other state laws now or hereafter in effect and applicable hereto, the applicable interest rate ceiling shall be the "indicated rate ceiling" from time to time in effect under Texas Revised Civil Statutes Annotated, Article 5069-1.04, as amended.
     "Term Loan Interest Payment Date" shall mean: (a) with respect to a Eurodollar Loan, the date upon which the Interest Period therefor ends; and
(b) with respect to a Stated Rate Loan or the Fixed Rate Loan, the 1st day of each calendar month, commencing on July 1, 1993, and continuing regularly and monthly thereafter for the term of such Stated Rate Loan or Fixed Rate Loan; provided, however, if any such payment date does not occur on a Business Day, then the Term Loan Interest Payment Date shall be the next succeeding Business Day.
          "Term Loan Maturity Date" shall mean:
          (a) with respect to the portion of the Term Loan evidenced by Term Note #1, June 1, 2000;
          (b) with respect to the portion of the Term Loan evidenced by Term Note #2, December 31, 2001; or
          (c) whether or not any such portion of the Term Loan is evidenced by Term Note #1 or Term Note #2, such earlier date on which the entire unpaid principal amount of such portion of the Term Loan shall become due and payable whether by the lapse of time, acceleration or otherwise;
          provided, however, if such date is not a Business Day, then the Term Loan Maturity Date shall be the next succeeding Business Day.
          "Term Note #1" shall mean that certain Term Promissory Note, dated June 11, 1993 executed by the Borrower payable to the order of the Lender in the maximum principal amount of $14,609,776.64 together with all renewals, extensions, restatements, supplements, increases, amendments and other modifications made from time to time with respect thereto.
          "Term Note #2" shall mean that certain Term Promissory Note, dated November 28, 1994 executed by the Borrower payable to the order of the Lender in the maximum principal amount of $7,500,000.00 together with all renewals, extensions, restatements, supplements, increases, amendments and other modifications made from time to time with respect thereto.
          "UCC" shall mean the Uniform Commercial Code as in effect in the State of Texas or as in effect in any other state, the laws of which are required by Section 9.103 of the Texas UCC to be applied, as any such UCC may be amended from time to time.
          "Welfare Plan" shall mean an employee welfare benefit plan as defined in section 3(1) of ERISA (or any similar type of plan established or regulated under the laws of any foreign country) in which any personnel of Borrower or any Loan Party or any ERISA Affiliate participate, excluding any Multiemployer Plan, but including any such plan established or maintained by Borrower, any Loan Party or any ERISA Affiliate, or to which the Borrower, any Loan Party or any ERISA Affiliate contributes, is required to contribute, accrues an obligation to contribute, or is required to accrue an obligation to contribute, under the laws of any foreign country.
1.2. Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP.
1.3. Singular and Plural. Where the context herein requires, the singular number shall be deemed to include the plural, and vice versa.
 SECTION 2.    COMMITMENT, INTEREST AND FEES.
2.1. Commitment. Subject to the terms and conditions of this Agreement, the Lender agrees to make credit available to the Borrower pursuant to this Section 2, up to the aggregate principal amount not to exceed the Commitment Amount.
2.2.      Term Loan.
          2.2.1. Term Facility. Subject to and on the terms and conditions of this Agreement, the Lender hereby agrees to make the Term Loan, as evidenced by Term Note #1 and Term Note #2. The portion of the Term Loan evidenced by Term Note #1 was initially funded in whole as a single Eurodollar Loan with a ninety (90) day Interest Period. That portion of the Term Loan evidenced by Term Note #2 shall initially be funded in whole as a single advance on or before December 30, 1994; provided, however, that in no event shall the Lender be obligated to advance the portion of the Term Loan evidenced by Term Note #2 unless the advance is made on or before December 30, 1994, the Borrower gives the Lender at least three (3) Business Days' prior written notice of the Borrower's desire for such advance and such notice is signed by an authorized officer of the Borrower and specifies the proposed date for the advance, the principal amount thereof and all other information required by
Section 2.8 below. Advances on the Term Loan shall be made by Lender, at Borrower's request, by crediting TCBY of Texas, Inc. Account No. 1884830314 maintained by the Borrower with the Lender or any substitute deposit account approved by the Lender in writing.
          2.2.2. Lender's Obligations. The Lender shall not be obligated to make any portion of the Term Loan if any of the conditions precedent set forth in Section 3 of this Agreement shall not have been satisfied or waived by the Lender in accordance with Section 8.3 of this Agreement.
          2.2.3. Note. The Term Loan shall be evidenced by Term Note #1 and Term Note #2, and the same shall be due and payable in installments as provided in each such Note with the entire unpaid principal balance and all accrued unpaid interest on each such Note being due and payable on the Term Loan Maturity Date that is applicable thereto.
          2.2.4. Interest. Subject to the provisions of Section 2.4 below, the portions of the Term Loan evidenced by Term Note #1 and Term Note #2 shall, respectively, bear interest on the principal balance from time to time outstanding at the applicable Term Loan Contract Rate until the applicable Term Loan Maturity Date (and after the applicable Term Loan Maturity Date, at the Default Rate). Interest on the Term Loan shall be payable, to the extent then accrued, on each Term Loan Interest Payment Date.
2.3. Renewals and Extensions. Renewals and extensions, if any, of the Term Loan, or any portion thereof, shall be at the Lender's discretion and shall be evidenced by such documents and instruments as the Lender may require in its sole discretion. The Lender shall not be obligated to accommodate any such renewals or extensions.
2.4. Maximum Interest. The following provisions shall control this Agreement, the Note and the other Loan Documents:
          (a) No agreements, conditions, provision or stipulations contained in this Agreement or in any other Loan Document, or the occurrence of a Default or an Event of Default, or the exercise by the Lender of the right to accelerate the payment of the maturity of principal or interest, or to exercise any option whatsoever contained in this Agreement or any other Loan Document, or the arising of any contingency whatsoever, shall entitle the Lender to collect, in any event, interest exceeding the maximum amount allowed from time to time by applicable state or federal laws as now or as may hereinafter be in effect (the "Maximum Amount") , and in no event shall the Borrower or any other Loan Party be obligated to pay interest exceeding the Maximum Amount, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel the Borrower or any other Loan Party to pay interest exceeding the Maximum Amount shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Amount. In the event any interest is charged or collected in excess of the Maximum Amount (the "Excess"), the Borrower and each other Loan Party acknowledge, agree and stipulate that any such amount shall be the result of an accidental and bona fide error, and any such charge shall be canceled and any such Excess that is collected shall be, first, applied to reduce the principal of any obligations due, and second, returned to the Borrower or to such other Person who may be entitled thereto by law, it being the intention of the parties hereto not to enter at any time into an usurious or otherwise illegal relationship. The parties hereto and each other Loan Party recognize that with fluctuations in the Base Rate from time to time an unintentional result could inadvertently occur. By the execution of this Agreement, the Borrower and each other Loan Party covenant that (i) the cancellation, credit or return of any Excess shall constitute acceptance of such Excess, and (ii) neither the Borrower nor any other Loan Party shall seek or pursue any other remedy, legal or equitable, against the Lender based, in whole or in part, upon the charging or receiving of any interest in excess of the Maximum Amount. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Lender, all interest at any time contracted for, charged or received by the Lender in connection with the Borrower's obligations or any other Loan Party's obligations shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement and the other Loan Documents.
          (b) The provisions of Section 2.4(a) shall be deemed to be incorporated into every Loan Document or communication relating to the Indebtedness, whether or not any provision of Section 2.4(a) is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the obligations asserted by the Lender thereunder, be automatically recomputed by the Borrower or any other Loan Party, and by any court considering the same, to give effect to the adjustments or credits required by Section 2.4(a).
          (c) If the applicable state or federal law is amended in the future to allow a greater amount of interest to be charged under this Agreement or any other Loan Document than is presently allowed by applicable state or federal law, then the limitations on interest hereunder and thereunder shall be increased to the maximum allowed by applicable state or federal law, as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to the Lender by reason thereof shall be payable upon demand.
          (d) The provisions of Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes), Article 5069-15, as amended, are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other agreements executed in connection herewith or therewith or to the transactions contemplated hereby or thereby.
2.5.      Fees.
          2.5.1. Preparation Fees. Subject to Section 2.4, contemporaneously with the execution of this Agreement, the Borrower shall pay to the Lender the amount of the Lender's expenses (including attorney's fees and disbursements, which shall not exceed $2,500.00) incurred by the Lender in connection with the preparation of this Agreement and other Loan Documents.
          2.5.2. Fixed Rate Conversion Fee. Subject to Section 2.4, the Borrower agrees to pay the Fixed Rate Conversion Fee to the Lender on the date specified in Section 2.9 of this Agreement.
2.6.      Changes in Commitment and Prepayments.
          2.6.1. Termination or Reduction in Commitment Amount. The Commitment Amount shall be reduced automatically at the time and in the amount of each payment or prepayment of principal made on the Term Loan whether such payment or prepayment is voluntary or involuntary.
          2.6.2. Optional Prepayments. The Term Loan may be prepaid at any time, in whole or in part, without premium or penalty, upon five (5) Business Day's notice; provided that interest accrued on the amounts so paid to the date of such payment must be paid at the time of any such payment and, provided further, in the case of any Eurodollar Loan, that the prepayment is made on the last day of the applicable Interest Period. Prepayments of the Term Loan shall be applied in such manner as the Lender may elect which may include application to installments of principal due thereunder in the inverse order of their maturities; provided, however, that Borrower may designate in writing whether a specified prepayment shall be applied to the portion of the Term Loan evidenced by Term Note #1 or the portion thereof evidenced by Term Note #2.
2.7. Basis of Payments. All sums payable to the Lender under this Agreement shall be paid directly to the Lender in immediately available funds, without set-off, deduction or counterclaim at the place designated for payment in the definition of Lender's Address set forth in Section 1.1 of this Agreement or at such other place in the United States of America as Lender may designate in writing delivered in accordance with the notice provisions of this Agreement.
2.8. Notice and Manner of Borrowing and Conversion of Stated Rate Loans and Eurodollar Loans. Whenever the Borrower desires to borrow the $7,500,000 to be evidenced by Term Note #2 or Borrower desires to continue any portion of the Term Loan as a Eurodollar Loan or to convert all or any portion of the Term Loan into a Stated Rate Loan or Eurodollar Loan, the Borrower shall, by and through its chief executive officer, chief financial officer, chief accounting officer, or corporate controller, notify the Lender (which notice shall be irrevocable) by telex, telegraph, telecopier or telephone received no later than 10:00 a.m. Dallas, Texas time on the date three (3) Business Days before the day on which the advance on Term Note #2 is to be made or, as applicable, any portion of the Term Loan is to be continued as a Eurodollar Loan or converted to a Stated Rate Loan or Eurodollar Loan. Such notice shall specify (a) if Borrower desires to borrow $7,500,000 to be evidenced by Term Note #2, the effective date for the advance and the respective amounts thereof that shall constitute a Stated Rate Loan and a Eurodollar Loan, (b) in the case of any portion of the Term Loan then outstanding, the effective date and amount of each portion thereof to be continued or converted, (c) the interest rate option to be applicable to each portion of the Term Loan to be borrowed, continued or converted, and (d) if the Term Loan or applicable portion thereof will be a Eurodollar Loan, the duration of the applicable Interest Period, if any (subject to the provisions of the definition of Interest Period and
Section 2.11). Each such notification (a "Notice of Eurodollar Conversion") shall be immediately followed by a written confirmation thereof by the Borrower in substantially the form of Exhibit B hereto; provided that if such written confirmation differs in any material respect from the action taken by the Lender, the records of the Lender shall control absent manifest error.
2.9. Notice and Manner of Conversion to Fixed Rate Loan. On or before November 1, 1994, the Borrower may convert the Term Loan, in its entirety, to a Fixed Rate Loan. Should the Borrower desire to convert the Term Loan into a Fixed Rate Loan, the Borrower shall, by and through its chief executive officer, chief financial officer, chief accounting officer, or corporate controller, deliver to the Lender no later than 10:00 a.m. Dallas, Texas time on the date ten (10) Business Days before the day the Term Loan is to be converted to a Fixed Rate Loan (a) the Fixed Rate Conversion Fee and (b) notification (which notice shall be irrevocable) by telex, telegraph, telecopier or telephone specifying the effective date of such conversion. Such notification ("Notice of Fixed Rate Conversion") shall be immediately followed by a written confirmation thereof by the Borrower in substantially the form of Exhibit C hereto; provided that if such written confirmation differs in any material respect from the action taken by the Lender, the records of the Lender shall control absent manifest error. If the Borrower converts the Term Loan to a Fixed Rate Loan, all rights to thereafter make conversions to Eurodollar Loans or Stated Rate Loans shall cease and terminate.
2.10 Conditions to Loan Conversion. The Borrower may not convert or continue any portion of the Term Loan into a Eurodollar Loan or a Fixed Rate Loan if a Default or Event of Default shall have occurred and be continuing. Furthermore, no more than two (2) Eurodollar Loans shall be outstanding at any one time. Subject to all conditions set forth in this Agreement, conversions may be made on any Business Day (which, in the case of a conversion of a Eurodollar Loan, shall be the last day of the Interest Period applicable to such Eurodollar Loan).
2.11      Duration of Interest Periods.
          (a) Subject to the provisions of the definition of Interest Period, the duration of each Interest Period applicable to a Eurodollar Loan shall be as specified in the applicable Notice of Eurodollar Conversion.
          (b) If the Lender does not receive a notice of election of duration of an Interest Period for a Eurodollar Loan within the applicable time limits specified herein, or if, when such notice must be given, a Default exists, the Borrower shall be deemed to have elected to convert such Eurodollar Loan into a Stated Rate Loan on the last day of the then current Interest Period with respect thereto.
          (c) Notwithstanding the foregoing, the Borrower may not select an Interest Period for any Eurodollar Loan that would end, but for the provisions of the definition of Interest Period, after the maturity date of the Term Loan.
2.12      Changed Circumstances Applicable to Eurodollar Loans.
          (a)  In the event that:
                    (i)  on any date on which the Adjusted Eurodollar Rate
would otherwise be set, the Lender shall have determined in good faith (which determination shall be final and conclusive after inquiry) that adequate and fair means do not exist for ascertaining the Interbank Offered Rate; or
                    (ii) at any time the Lender shall have determined in
good faith (which determination shall be final and conclusive) that:
                         (aa) the continuation of or conversion of the Term
Loan (or any portion thereof) to a Eurodollar Loan has been made impracticable or unlawful by (1) the occurrence of a contingency that materially and adversely affects the interbank Eurodollar market or (2) compliance by the Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or
                         (bb) the Adjusted Eurodollar Rate shall no longer
represent the effective cost to the Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates;
               then, and in any such event, the Lender shall forthwith so notify the Borrower thereof. Until the Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply, the obligation of the Lender to allow selection by the Borrower of the Eurodollar Loan shall be suspended. If at the time the Lender so notifies the Borrower, the Borrower has previously given the Lender a Notice of Eurodollar Conversion but such conversion has not yet gone into effect, such notification shall be deemed to be void.
          (b) In the event any change in law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):
                    (i)  subjects the Lender to any tax with respect to
payments of principal or interest or any other amounts payable hereunder by the Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of the Lender imposed by the United States of America or any political subdivision thereof); or
                    (ii) imposes, modifies or deems applicable any deposit
insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, the Lender (other than such requirements as are already included in the determination of the Adjusted Eurodollar Rate); or
                    (iii)     imposes upon the Lender any other condition
with respect to its performance under this Agreement,
          and the result of any of the foregoing is to increase the cost to the Lender, reduce the income receivable by the Lender or impose any expense upon the Lender with respect to the Term Loan, the Lender shall notify the Borrower thereof. The Borrower agrees to pay to the Lender the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by the Lender of a statement in the amount and setting forth the Lender's calculation thereof and an explanation of the change which has resulted in such increase in cost, reduction in income, or additional expense, which statement shall be deemed true and correct, absent manifest error.
2.13 Payments Not at End of Interest Period. If the Borrower for any reason makes any payment of principal with respect to any Eurodollar Loan (other than regularly scheduled installments of principal) on any day other than the last day of an Interest Period applicable to such Eurodollar Loan, or fails to continue or convert to a Eurodollar Loan after giving a Notice of Eurodollar Conversion pursuant to Section 2.8, or if any Eurodollar Loan is accelerated, the Borrower shall pay to the Lender an amount computed pursuant to the following formula:
                         L =  (R - T) x P x D
                              ---------------
                              365
               L    =    amount payable to the Lender
          R    =    interest rate on such Loan
          T    =    effective interest rate per annum at which any readily
marketable bond or other obligation of the United States, selected at the Lender's sole discretion, maturing on or near the last day of the then applicable Interest Period of such Loan and in approximately the same amount as such Loan can be purchased by the Lender on the day of such payment of principal or failure to borrow or continue or convert
          P    =    the amount of principal prepaid or the amount of the
requested Loan
          D    =    the number of days remaining in the Interest Period as
of the date of such payment or the number of days of the requested Interest
Period
          The Borrower shall pay such amount upon presentation by the Lender of a statement setting forth the amount and the Lender's calculation thereof pursuant hereto, which statement shall be deemed true and correct, absent manifest error.
 SECTION 3.    CONDITIONS PRECEDENT TO OBLIGATIONS OF LENDER.
3.1. Conditions to Borrowing. The obligations of the Lender under this Agreement are subject to the occurrence, prior to or simultaneously with execution of this Agreement, of each of the following conditions, any or all of which may be waived in whole or in part by the Lender in writing:
          3.1.1. Documents Executed. The Borrower and each other Loan Party shall have each executed (or caused to be executed) and delivered each of the Loan Documents to the Lender.
          3.1.2. Certified Resolutions. The Borrower and each other Loan Party shall have each furnished to the Lender a copy of resolutions of the Board of Directors (or, if the Borrower or such Loan Party is not a corporation, comparable evidence of authorization) of the Borrower and each other Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party or by which it or any of its assets are bound, which shall have been certified by the Secretary or Assistant Secretary of the Borrower or such other Loan Party (or, if the Borrower or such Loan Party is not a corporation, comparable verification shall be provided) as of the date of this Agreement.
          3.1.3. Certified Articles. The Borrower and each other Loan Party shall have each furnished to the Lender a copy of its articles of incorporation, including all amendments thereto, and all other charter documents of the Borrower and each other Loan Party, (or, if the Borrower or such other Loan Party is not a corporation, copies of all documents by which such Person was created and governed) all of which shall have been certified by the state agency issuing the same as of a date reasonably near the date of this Agreement (or, if the Borrower or such other Loan Party is not a corporation, comparable verification shall be provided).
          3.1.4. Certified Bylaws. The Borrower and each other Loan Party shall have each furnished to the Lender a copy of its bylaws (or, if the Borrower or such other Loan Party is not a corporation, copies of all documents by which such Person was created and governed), which shall have been certified by the secretary or assistant secretary of the Borrower or such other Loan Party as of the date of this Agreement (or, if the Borrower or such other Loan Party is not a corporation, comparable verification shall be provided).
          3.1.5. Certificate of Good Standing. The Borrower and each other Loan Party shall have each furnished to the Lender a certificate of good standing (or, if the Borrower or such Loan Party is not a corporation, comparable evidence of its continued existence), which shall have been certified by the state agency issuing the same as of a date reasonably near the date of this Agreement (or, if the Borrower or such other Loan Party is not a corporation, comparable verification shall be provided).
          3.1.6. Certificate of Incumbency. The Borrower and each Loan Party shall have each furnished to the Lender a certificate from its secretary or assistant secretary (or, if the Borrower or such Loan Party is not a corporation, from the Person(s) who exercises managerial control over its business), certified as of the date of this Agreement, as to the incumbency and signatures of the officers or other representatives of the Borrower or such other Loan Party signing this Agreement, the Note or any other Loan Document.
          3.1.7. Opinions of Counsel. The Borrower and each other Loan Party shall have each furnished to the Lender the favorable written opinion of counsel to the Borrower or such other Loan Party, dated as of the date of this Agreement and in the form satisfactory to the Lender.
          3.1.8. UCC Lien Search. The Lender shall have received UCC record and copy searches, disclosing no notice of any liens or encumbrances filed against any of the assets of the Borrower or any Subsidiary in any relevant jurisdiction other than as relate to Permitted Liens or which are to be wholly released in connection with the closing of the transactions contemplated by this Agreement.
          3.1.9. Approval of Lender Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or any other Loan Document or incidental thereto and all other related legal matters shall have been satisfactory to and approved by legal counsel for the Lender, and said counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have requested.
          3.1.10. Other Information and Documentation. The Lender shall have received such other information, certificates and executed documents as it shall have reasonably requested in connection with this transaction.
      SECTION 4.    WARRANTIES AND REPRESENTATIONS.
     The Borrower represents and warrants to the Lender that:
4.1. Corporate Existence and Power. (a) The Borrower and each Loan Party is an existing legal entity as specified in the definitions of the terms "Borrower" and "Loan Party" contained in Section 1.1 of this Agreement duly organized, validly existing and in good standing under the laws of its State of formation, as specified in such definition, (b) each of the Subsidiaries is an existing legal entity as specified in the definition of such term contained in Section 1.1 of this Agreement, duly organized, validly existing and in good standing under the law of its State of formation, as therein specified, (c) the Borrower, each Loan Party which is not an individual and each of the Subsidiaries have the power and authority to own their respective properties and assets and to carry out their respective businesses as now being conducted and are qualified to do business and in good standing in every jurisdiction wherein such qualification is necessary and (d) the Borrower and each Loan Party each has the capacity, power and authority to execute, deliver and perform each of the Loan Documents to which it is a party (including, with respect to the Borrower, this Agreement), to borrow money in accordance with its terms and to do any and all other things required of it hereunder or under any other Loan Document.
4.2. Authorization and Approvals. The execution, delivery and performance of this Agreement, the borrowing hereunder and the execution and delivery of the other Loan Documents (a) have been duly authorized by all requisite action, (b) do not require registration with or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body, or, if such registration, consent or approval is required, the same has been obtained and disclosed in writing to the Lender, (c) will not violate any provision of law, any order of any court or other agency of government, the articles of incorporation or bylaws (or comparable documents) of the Borrower or any other Loan Party, any provision of any indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party, or by which it or any of its properties or assets are bound, (d) will not be in conflict with, result in a breach of or constitute (with or without notice or passage of time) a default under any such indenture, agreement or other instrument, and (e) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower or any other Loan Party other than in favor of the Lender.
4.3. Valid and Binding Agreement. This Agreement and the other Loan Documents are (or will be, when executed and delivered) valid and binding obligations of the Borrower and each other Loan Party to the extent they are a party thereto, in each case enforceable in accordance with their respective terms except as such enforcement may be limited by bankruptcy, reorganization, insolvency and similar laws and equitable principles affecting the enforcement of creditors' rights generally.
4.4. Actions, Suits or Proceedings. Except as disclosed on Schedule 4.4, there are no actions, suits or proceedings, at law or in equity, and no proceedings before any arbitrator or by or before any governmental commission, board, bureau or other administrative agency, pending, or, to the best knowledge of the Borrower, threatened against or affecting the Borrower, any Loan Party or any of the Material Subsidiaries, or any properties or rights of the Borrower, any Loan Party or any of the Material Subsidiaries which, if adversely determined, could materially impair the right of the Borrower, any Loan Party or any of the Material Subsidiaries to carry on their respective businesses substantially as now conducted or could have a material adverse effect upon the financial condition of the Borrower, any Loan Party or any of the Subsidiaries.
4.5. Subsidiaries. The Subsidiaries specifically named in the definition of such term that is contained in Section 1.1 hereof are the only wholly or partially owned Subsidiaries of the Borrower and the ownership (both legal and beneficial) of each Subsidiary is completely and correctly described on Schedule 4.5.
4.6. No Liens, Pledges, Mortgages or Security Interests. Except for Permitted Liens, none of the Borrower's or the Subsidiaries' assets and properties is subject to any Lien of any kind or character.
4.7. Accounting Principles. The Financial Statements have been prepared in accordance with GAAP and fully and fairly present the financial condition of the Borrower and the Subsidiaries and each other Loan Party who has furnished Financial Statements, as of the dates (and the results of their operations for the periods) for which the same are furnished to the Lender. Neither the Borrower, any Subsidiary nor any other Loan Party who furnished Financial Statements has material contingent obligations, liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, the Financial Statements.
4.8. No Adverse Changes. There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower, any Material Subsidiary or any Loan Party who has furnished Financial Statements since the date of the latest Financial Statement.
4.9. Conditions Precedent. As of the date of this Agreement, all appropriate conditions precedent referred to in Section 3 hereof shall have been satisfied (or waived in writing by the Lender).
4.10. Taxes. The Borrower and the Material Subsidiaries and each other Loan Party have filed by the due date therefor all federal, state and local tax returns and other reports they are required by law to file and which are material to the conduct of their respective businesses, have paid or caused to be paid all taxes, assessments and other governmental charges that are shown to be due and payable under such returns, and have made adequate provision for the payment of such taxes, assessments or other governmental charges which have accrued but are not yet payable. The Borrower has no knowledge of any deficiency or assessment in a material amount in connection with any taxes, assessments or other governmental charges not adequately disclosed in the Financial Statements.
4.11. Compliance with Laws. Except as disclosed on Schedule 4.11, the Borrower and the Material Subsidiaries and each other Loan Party have complied with all applicable laws, to the extent that failure to comply would materially affect any of their assets or interfere with the conduct of the business of the Borrower or any of the Material Subsidiaries.
4.12. Indebtedness. The Borrower and the Subsidiaries have no Debt, whether contingent or otherwise, that was incurred in connection with any loan, credit or other financial transaction (including liabilities arising in connection with letters of credit, commercial paper, banker's acceptances and similar financial transactions) except for the Indebtedness, the Debt disclosed on Schedule 4.12 and, to the extent Borrower makes or is deemed to make this representation and warranty at any time in the future, the Debt permitted under Section 6.2 of this Agreement.
4.13. Material Agreements. Except as disclosed on Schedule 4.13, the Borrower and the Subsidiaries have no leases, contracts, or patent or trademark licenses which, if breached, terminated, lost or otherwise adversely affected, could materially and adversely affect the financial condition or business of the Borrower or any Material Subsidiary; to the best knowledge of Borrower following diligent inquiry, all parties to such agreements (including the Borrower and the Subsidiaries) have complied with the provisions of such agreements; and to the best knowledge of Borrower, following diligent inquiry, no party to such agreements (including the Borrower and the Subsidiaries) is in default thereunder, and no event has occurred which with notice or the passage of time, or both, would constitute such a default.
4.14. Margin Stock. Neither the Borrower nor any of the Subsidiaries nor any Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and no part of the proceeds of the Term Loan will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any other purpose that might violate the provisions of Regulation G, T, U or X of the said Board of Governors. Neither the Borrower, any Subsidiary nor any other Loan Party owns any margin stock.
4.15. Misrepresentation. No warranty or representation by the Borrower or any Loan Party contained herein or in any certificate or other document furnished by the Borrower or any Loan Party pursuant hereto or in connection herewith contains any untrue statement of material fact or omits to state a material fact necessary to make such warranty or representation not misleading in light of the circumstances under which it was made.
4.16. Forfeiture. Except as disclosed on Schedule 4.4, neither the Borrower, any Subsidiary nor any other Loan Party is or has been charged with or, to its knowledge, is under investigation for possible violations of the Racketeering, Influence and Corrupt Organizations Act ("RICO"), the Continuing Criminal Enterprises Act ("CCE"), the Contraband Substance Act of 1978, the Money Laundering Act of 1986, the Drug Abuse Act of 1986, or any similar law providing for the possible forfeiture of any of its assets or properties.
 SECTION 5.    AFFIRMATIVE COVENANTS.
     From the date hereof until the Indebtedness is paid and performed in full, the Borrower covenants and agrees:
5.1.      Financial and Other Information.
          5.1.1. Annual Financial Reports. Borrower will furnish or cause to be furnished to the Lender in form satisfactory to the Lender not later than one hundred twenty (120) days after the close of each fiscal year of the Borrower and the Subsidiaries consolidated balance sheets, income statements and statements of cash flow and consolidating balance sheets and income statements for the Borrower and the Subsidiaries as of the close of each such fiscal year, and such other comments and financial details as are usually included in similar reports. Such reports shall be prepared in accordance with GAAP and shall be audited by independent certified public accountants of recognized standing selected by the Borrower and shall contain unqualified opinions as to the fairness of the statements therein contained.
          5.1.2. Interim Financial Statements. Borrower will furnish or cause to be furnished to the Lender, not later than sixty (60) days after the close of each quarter of each fiscal year of the Borrower and the Subsidiaries, financial statements containing consolidated balance sheets, income statements and statements of cash flow and consolidating balance sheets and income statements as of the end of each such period. These statements shall be prepared on substantially the same accounting basis as the statements required in Section 5.1.1 of this Agreement, and the accuracy of the statements shall be certified by the chief executive or financial officer of the Borrower.
          5.1.3. Compliance Certificate. Together with each delivery of the financial statements required by Sections 5.1.1 and 5.1.2 of this Agreement, Borrower will furnish to the Lender a Compliance Certificate of its chief executive or financial officer stating, among the other requirements thereof, that no Event of Default or Default has occurred, or if any such Event of Default or Default exists, stating the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto.
          5.1.4. Adverse Events. Borrower will promptly inform the Lender of the occurrence of any Event of Default or Default, or of any occurrence which has or could be expected to have a materially adverse effect upon any of the business, properties, financial condition or ability of the Borrower or any other Loan Party to comply with its obligations under any Loan Document.
          5.1.5. Reports. Borrower will promptly furnish to the Lender, upon becoming available, a copy of all financial statements, reports, notices, proxy statements and other communications sent by the Borrower to the owners or holders of Borrower's Stock and all regular and periodic reports filed by the Borrower with the Securities and Exchange Commission and all Offering Franchise Circulars filed with any state (or agency thereof) within the United States of America.
          5.1.6. Other Information as Requested. Borrower will promptly furnish or cause to be furnished to the Lender such other information regarding the operations, properties, business affairs and financial condition of the Borrower and the Subsidiaries as the Lender may reasonably request from time to time, and if Lender believes in good faith that good cause for inspection may exist (which cause shall be communicated to Borrower), Borrower shall permit (or cause to be permitted) the Lender, its employees, attorneys and agents, to inspect all of the books, records and properties of the Borrower and the Subsidiaries at any reasonable time.
5.2. Insurance. Borrower will keep and will cause to be kept all of its insurable properties and the insurable properties of the Subsidiaries adequately insured and will maintain and cause the Subsidiaries to maintain
(a) insurance against fire and other risks customarily insured against by companies engaged in the same or a similar business to that of the Borrower or the Subsidiaries, (b) worker's compensation insurance, to the extent required by applicable law, (c) public liability and product liability insurance in amounts and against risks customarily insured against by companies engaged in the same or a similar business, (d) business interruption insurance, and (e) such other insurance as may be required by law. The Borrower will deliver to the Lender, at the Lender's reasonable request, evidence satisfactory to the Lender that such insurance has been so procured and, with respect to liability insurance, such insurance shall name the Lender as an additional insured.
5.3. Taxes. Borrower will pay or will cause to be paid promptly and within the time that they can be paid without interest or penalty all taxes, assessments and similar imposts and charges of every kind and nature lawfully levied, assessed or imposed upon the Borrower or the Subsidiaries or any of their respective properties, except to the extent being contested in good faith and, if reasonably requested by the Lender, bonded in a manner satisfactory to the Lender. If the Borrower shall fail to pay or cause to be paid such taxes and assessments by their due date, the Lender shall have the option to do so, and the Borrower agrees to repay the Lender, with interest at Default Rate, all amounts so expended by the Lender.
5.4. Maintain Corporation and Business. Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect the Borrower's and the Material Subsidiaries' existence, rights and franchises and to comply and to cause each Subsidiary to comply with all applicable laws; Borrower will and will cause each Material Subsidiary to continue to conduct and operate their respective businesses substantially as conducted and operated at the present time; Borrower will and will cause each Material Subsidiary to at all times maintain, preserve and protect all franchises, trademarks and trade names and preserve all of their respective properties used or useful in the conduct of their respective businesses and to keep the same in good repair, working order and condition; and Borrower will and will cause each Material Subsidiary to from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all
times. 5.5.         Use of Loan Proceeds.  Borrower will use the proceeds
of the Term Loan for the Loan Purposes set forth in the definition of such term that is contained in Section 1.1 of this Agreement.
5.6. Leverage Ratio. On a consolidated basis with the Subsidiaries, Borrower will at all times maintain a ratio of Debt to Tangible Net Worth of the Borrower and Subsidiaries that is less than 0.75 to 1.0.
5.7. Current Ratio. On a consolidated basis with the Subsidiaries, Borrower will at all times maintain a ratio of Current Assets to Current Liabilities of the Borrower and Subsidiaries that is greater than 2.0 to 1.0.
5.8. Profitability Ratio. On a consolidated basis with the Subsidiaries, Borrower will at all times maintain a Profitability Ratio greater than 1.5 to 1.0. As used in this Section 5.8, "Profitability Ratio" shall mean, as of any applicable date of determination, the ratio of Net Income for the immediately preceding period of twelve calendar months to Current Maturities of Long Term Debt of the Borrower and Subsidiaries.
5.9. Fixed Charge Coverage. On a consolidated basis with the Subsidiaries, Borrower will at all times maintain a Fixed Charge Coverage ratio greater than 1.0 to 1.0. As used in this Section 5.9, "Fixed Charge Coverage" shall mean, as of any applicable date of determination, the ratio of Net Income of the Borrower and Subsidiaries for the immediately preceding period of twelve calendar months plus Noncash Charges of the Borrower and Subsidiaries for the same period to Current Maturities of Long Term Debt of the Borrower and Subsidiaries plus cash dividends paid by TCBY to the shareholders of TCBY for the preceding period of twelve calendar months plus Replacement CapEx of the Borrower and Subsidiaries for the preceding period of twelve calendar months (Replacement CapEx incurred by the Borrower and Subsidiaries during the 12 months preceding the date of this Agreement may be based upon the best estimate of such expenditures as made by Borrower's chief financial officer and controller).
SECTION 6.     NEGATIVE COVENANTS.
     From the date hereof until the Indebtedness is paid and performed in full, the Borrower covenants and agrees that it will not and it will not permit any Subsidiary to:
6.1. Liens and Encumbrances. Create, incur, assume or suffer to exist any Lien, encumbrance, or charge of any kind (including any lease required to be capitalized under GAAP) upon any of its properties and/or assets other than Permitted Liens. Notwithstanding the foregoing, should Lender consent to the Borrower and/or any of the Subsidiaries voluntarily creating, incurring, assuming or suffering to exist any such Lien, encumbrance or charge of any kind (including any lease required to be capitalized under GAAP) upon any of its properties and/or assets, such consent shall be conditioned upon the immediate granting of, and Americana shall immediately grant to the Lender, a first priority Lien and security interest against, in and to all of the assets and properties of Americana.
6.2. Subsidiary Indebtedness. As to the Subsidiaries only, incur, create, assume or permit to exist any Debt, except for (a) the Indebtedness, (b) existing Debt described on Schedule 4.12, (c) trade indebtedness and liability upon negotiable instruments resulting from the endorsement of such instruments for collection or deposit to the extent the same are incurred in good faith in the ordinary course of business, and (d) purchase money obligations incurred in good faith in the ordinary course of business and secured by Permitted Liens.
6.3. Extension of Credit and Investments. (a) Make any loan, advance or extension of credit to any Person, or (b) acquire or hold beneficially any Stock of any Person or make any investment or acquire any interest whatsoever in any Person (unless the Borrower and/or its wholly-owned Subsidiaries own, legally and beneficially, 50% or more of all Stock and/or other interests in such Person or the Borrower holds the requisite power and ownership interests to solely direct and manage such Person's business and affairs pursuant to its charter, articles, bylaws and/or other governing documents) if, as a result of any action described in clause (a) or (b) above, the aggregate amount of all such loans, advances and extensions of credit plus the value of all such Stock and other investments made by the Borrower and the Subsidiaries, on an aggregate basis, would exceed twenty-five percent (25%) of the consolidated Tangible Net Worth of the Borrower and the Subsidiaries; provided, however, that (i) sales made or services provided on open account and other trade receivables, provided the same arise in the ordinary course of business, and (ii) loans, advances and extensions of credit between or among the Borrower and wholly-owned Subsidiaries, and (iii) "slotting" allowances funded in connection with the acquisition of store space for retail yogurt sales activities, and (iv) equipment placement contracts entered into in connection with yogurt retail sales activities (provided that the Borrower or Subsidiary, as applicable, retains ownership of the equipment) shall not be taken into consideration for purposes of determining compliance with this provision.
6.4. Guarantee Obligations. As to the Subsidiaries only, directly or indirectly, in any way be or become responsible for Guarantee Obligations.
6.5. Subordinate Indebtedness. Subordinate any indebtedness due to it from a Person (or any Lien securing such indebtedness) to indebtedness of other creditors of such Person (or any Lien securing such indebtedness).
6.6. Property Transfer, Merger or Lease-Back. (a) Sell, lease, transfer or otherwise dispose of any assets, except the sale of yogurt stores in the ordinary course of business, the sale of Subsidiaries in the ordinary course of business (other than Material Subsidiaries), the sale of Carlin Manufacturing, Inc., the sale of inventory in the ordinary course of business and disposition of obsolete or worn-out equipment upon the replacement thereof, (b) change its name, consolidate with or merge into any other Person, permit another Person to merge into it, enter into any reorganization or recapitalization or reclassify its Stock, or (c) enter into any sale-leaseback transaction; provided, however, that a Subsidiary which is wholly owned by the Borrower may be merged into, or consolidated with, another Subsidiary which is wholly owned by the Borrower, and such Subsidiary may sell, lease or transfer all or a substantial part of its assets to another Subsidiary wholly owned by the Borrower, and such Subsidiary may acquire all or substantially all of the properties and assets of the Subsidiary so to be merged into (or consolidated with) it or so to be sold, leased or transferred to it.
6.7. Investments. Make any investment including, without limitation, the acquisition or holding of any Stock of, or any investment in or acquisition of any interest whatsoever in any other Person except for: (a) the Stock of the Subsidiaries owned by the Borrower and/or any Subsidiary on the date of this Agreement and/or JBY Co.,Inc., a Japanese corporation (20% of which is owned by TCBY International, Inc.); (b) Stock, investments and other interests acquired by the Borrower and Subsidiaries in other Persons, to the extent permitted by Section 6.3, above; (c) Stock in wholly owned Subsidiaries of the Borrower; (d) certificates of deposit with maturities of one (1) year or less; (e) direct obligations of the United States Government or its agencies or mutual funds holding solely such obligations; (f) commercial paper, maturing not more than two hundred seventy (270) days after the date of issue, issued by corporations with a minimal rating of "P-1" (or its equivalent) according to Moody's Investor Service, "A-1+" (or its equivalent) according to Standard & Poors Corporation, or "F-1" (or its equivalent) according to Fitch's Investors Service, Inc.; (g) banker's acceptances issued by banks organized under the laws of the United States or any state thereof which mature no later than and have ratings equal to or greater than those stated for commercial paper in subpart (f) above; (h) money market accounts; and (i) investment grade bonds rated "AA" or"AAA" (or the equivalent) by Standard & Poors Corporation.
6.8. Misrepresentation. Furnish the Lender with any certificate or other document that contains any untrue statement of a material fact or omits to state a material fact necessary to make such certificate or document not misleading in light of the circumstances under which it was
furnished.  6.9.         Margin Stock.  Apply any of the proceeds of the
Term Loan, or any portion thereof, to the purchase or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.
6.10. Compliance with Environmental Laws. Use (or permit any tenant to use) any of its assets for the handling, processing, storage, transportation, or disposal of any Hazardous Substance unless the same is handled in all respects in compliance with all Environmental Laws, or generate any Hazardous Substance unless the same is generated in all respects in compliance with Environmental Laws, or conduct any activity which is likely to cause a release of any Hazardous Substance, or otherwise conduct any activity or use any of its assets in any manner that is likely to violate any Environmental Law.
6.11. Principal Place of Business. Move Americana's principal place of business from the address for Americana specified in Section 1.1 of this Agreement under the term "Guarantor."
6.12. Repurchase of Stock. With respect to the Borrower, repurchase the Stock of TCBY using, directly or indirectly, the proceeds of any loan.
 SECTION 7.    EVENTS OF DEFAULT - ENFORCEMENT - APPLICATION OF PROCEEDS.
7.1. Acceleration of Indebtedness. Upon the occurrence of any Event of Default, all Indebtedness shall be due and payable in full forthwith at the option of the Lender without presentation, demand, protest, notice of dishonor, notice of intention to accelerate, or other notice of any kind, all of which are hereby expressly waived. Unless all of the Indebtedness is then fully paid, the Lender shall have and may exercise any one or more of the rights and remedies which shall be available to Lender under this Agreement or any other Loan Document or otherwise at law or in equity including, without limitation, the right to set-off against the Indebtedness any amount owing by the Lender to the Borrower.
7.2. Cumulative Remedies. The rights and remedies provided for herein or in any other Loan Document are cumulative to one another and to the rights and remedies for collection and enforcement of the Indebtedness as provided by law or in equity. Nothing herein contained is intended, and it should not be construed, to preclude the Lender from pursuing any other right or remedy for the recovery of any other sum to which the Lender may be or become entitled for the breach of this Agreement or any other Loan Document.





 SECTION 8.    MISCELLANEOUS.
8.1. Independent Rights. No single or partial exercise of any right, power, privilege or remedy hereunder or under any other Loan Document, or any delay in the exercise thereof, shall preclude other or further exercise thereof.
8.2. Covenant Independence. Each covenant in this Agreement and in each Loan Document shall be deemed to be independent of any other covenant, and an exception in one covenant shall not create an exception in another covenant.
8.3. Waivers and Amendments. No forbearance on the part of the Lender in enforcing any of its rights under this Agreement or any other Loan Document and no renewal, extension or rearrangement of any payment or covenant to be made or performed hereunder or thereunder, shall constitute a waiver of any of the terms of this Agreement or any other Loan Document or of any such right. No Default or Event of Default shall be waived by the Lender except in writing signed and delivered by an officer of the Lender, and no waiver of any Default or Event of Default shall operate as a waiver of any other Default or Event of Default or of the same Default or Event of Default on a future occasion. No other amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or any other Loan Document shall be effective unless the same shall be in writing and signed and delivered by an officer of the Lender.
8.4. GOVERNING LAW. THIS AGREEMENT, AND EACH AND EVERY TERM AND PROVISION HEREOF, SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. IF ANY PROVISION OF THIS AGREEMENT SHALL FOR ANY REASON BE HELD INVALID OR UNENFORCEABLE, SUCH INVALIDITY OR UNENFORCEABILITY SHALL NOT AFFECT ANY OTHER PROVISION HEREOF, BUT THIS AGREEMENT SHALL BE CONSTRUED AS IF SUCH INVALID OR UNENFORCEABLE PROVISION HAD NEVER BEEN CONTAINED HEREIN.
8.5. Survival of Warranties, Etc. All of the Borrower's and the Subsidiaries' and each other Loan Party's covenants, agreements, representations and warranties made in connection with this Agreement and any document contemplated hereby shall survive the making of the Term Loan and the delivery of the Note and other Loan Documents and shall be deemed to have been relied upon by the Lender notwithstanding any investigation heretofore or hereafter made by the Lender. All statements contained in any certificate or other document delivered to the Lender at any time by or on behalf of the Borrower or any Subsidiary or any other Loan Party pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower in connection with this Agreement.
8.6. Attorneys' Fees. The Borrower agrees that it will pay all reasonable costs and expenses of the Lender in connection with the enforcement of the Lender's rights and remedies under this Agreement or under any other Loan Document and in connection with the preparation or making of any amendments, modifications, waivers or consents with respect to this Agreement or any other Loan Document. If Borrower shall prevail in any litigation brought to enforce Lender's obligations under this Agreement or any other Loan Document, Borrower shall be entitled to recover reasonable attorney's fees and court costs incurred by Borrower in the course of such litigation.
8.7. Payments on Non-Business Days. Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension, if any, shall be included in computing interest.
8.8. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, the Borrower may not assign, transfer or delegate its rights or obligations hereunder without the prior written consent of the Lender.
8.9. Notices. All notices and communications provided for herein or in any other Loan Document or required by law to be given shall be in writing (including bank wire, telecopy or similar writing) and shall be given to such party at its address or telecopy number (if any) set forth below: (a) if to the Borrower, to the Borrower's Address or telecopy number specified for such purpose in the definition of such term contained in Section 1.1 of this Agreement; and (b) if to the Lender, to the address or telecopy number specified for such purpose in the definition of the term "Lender's Address " contained in Section 1.1 of this Agreement; or (c) to such other address in the United States of America or telecopy number in the United States of America as a party shall have designated to the other in writing delivered in accordance herewith. Each such notice or other communication shall be effective if given by telecopier, when such telecopy is transmitted to the telecopy number (if any) specified above and the appropriate confirmation is received or, if given by mail, 72 hours after such communication is deposited in the United States mail with first-class postage prepaid, addressed as aforesaid, provided that such mailing is by registered or certified mail, return receipt requested, or if given by any other means, when delivered at the address heretofore specified. The giving of at least 5 days' notice before the Lender shall take any action described in any notice shall conclusively be deemed reasonable for all purposes, including for purposes of determining if the notice or action described in the notice is commercially reasonable.
8.10. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures were upon the same instrument.
8.11. Headings. Article and section headings in this Agreement are included for the convenience of reference only and shall not constitute a part of this Agreement for any purpose.
8.12. Capital Adequacy. If, as a result of any regulatory change directly or indirectly affecting the Lender or any of the Lender's affiliates, there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, minimum capital, capital ratio, or similar requirement against or with respect to or measured by reference to the Term Loan made hereunder or participations therein, and the result shall be to increase the cost to the Lender or any of the Lender's affiliates of making or maintaining of the Term Loan hereunder or to any other party maintaining any participation therein, or reduce any amount receivable in respect of the Term Loan (which increase in cost, or reduction in amount receivable, shall be the result of the Lender's or the Lender's affiliated company's reasonable allocation among all affected customers of the aggregate of such increases or reductions resulting from such event) then, within 10 days after receipt by the Borrower of notice from the Lender containing the information described below in this Section which shall be delivered to the Borrower, the Borrower agrees from time to time to pay the Lender such additional amounts (provided that Lender shall not be entitled to double compensation hereunder for amounts previously paid by Borrower pursuant to
Section 2.13) as shall, from time to time, be sufficient to compensate the Lender or any of the Lender's affiliates (for as long as such increased costs or reductions in amount receivable exist) for such increased costs or reductions in amount receivable which the Lender determines in the Lender's sole discretion are material. The notice to be delivered pursuant to this Section shall identify the regulatory change which has occurred, the requirements which have been imposed, modified or deemed applicable, the amount of such additional cost or reduction in amount receivable and the manner in which such amount has been calculated. All provisions hereof are subject to Section 2.4 of this Agreement.
8.13. Indemnification and Reimbursement by the Borrower. Subject to Section 2.4 of this Agreement, the Borrower hereby covenants and agrees to indemnify, reimburse, defend and hold harmless the Lender and its officers, directors, employees and agents from and against any and all claims, damages, liabilities, costs and expenses (including without limitation, the fees and out-of-pocket expenses of counsel) which may be incurred by or asserted against the Lender or any such other individual or entity in connection with:
          (a) Any investigation, action or proceeding arising out of or in any way relating to this Agreement or any other Loan Document or any act or omission relating to any of the foregoing (excluding, however, examinations of Lender by regulatory authorities unless such examination is made specifically as to the Loan and not as to the Lender's assets generally); or
          (b) The correctness, validity or genuineness of any instruments or documents that may be released or endorsed to Borrower or any other Loan Party by the Lender (which shall, in any event, automatically be deemed to be without any representation or warranty from the Lender, express or implied, and without recourse to the Lender), or the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such instruments or documents.
          Notwithstanding the foregoing, the Borrower shall have no obligation to indemnify, reimburse, defend or hold harmless the Lender or any of its officers, directors, employees or agents from any claim, damage, liability, cost or expense which is incurred by or asserted against the Lender or such other Person as a result of the Lender's or such Person's own gross negligence or willful misconduct.
8.14. Gender. Throughout this Agreement, the masculine shall include the feminine and vice versa and the singular shall include the plural and vice versa, unless the context of this Agreement indicates otherwise.
8.15. Joint Borrowers. If more than one party executes this Agreement as Borrower, then for the purpose of this Agreement the term Borrower shall mean each such party and each such party shall be jointly and severally liable as Borrower for the Indebtedness without regard to which party receives the proceeds of any portion of the Term Loan. Each such party hereby acknowledges that it expects to derive economic advantage from the Term Loan.
8.16. Severability of Provisions. Any provision of this Agreement, the Note or any other Loan Document that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such other Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.
8.17. Assignment. The Lender shall have the absolute and unrestricted right to sell, assign, transfer, or grant participation in, all or any portion of the Term Loan without the consent of Borrower or any other Loan Party; provided, however, no such action on the part of the Lender shall have the effect of changing any of the Borrower's obligations hereunder without the written consent of the Borrower.
8.18 Amendment and Restatement. This Agreement amends and restates that certain Loan Agreement dated as of June 11, 1993 entered into by Bank One, Texas, N.A. and TCBY Enterprises, Inc. but shall not extinguish or constitute a novation of the indebtedness or obligations evidenced by said Loan Agreement or any of the Loan Documents described therein, and all such Loan Documents are hereby amended so that any reference contained therein to the Loan Agreement dated June 11, 1993 shall be deemed to mean and refer to this Agreement. The Borrower hereby expressly acknowledges that all such indebtedness and obligations continue in full force and effect and the same are, hereby, ratified and confirmed by the Borrower.
8.19. NO ORAL AGREEMENTS. THIS AGREEMENT TOGETHER WITH THE OTHER LOAN DOCUMENTS, AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN THE LENDER AND THE BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE LENDER AND THE BORROWER.
          IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.
                              BORROWER:
                                   TCBY ENTERPRISES, INC.
                                   By:
                                   Printed Name:
                                   Title:
                                   LENDER:
                                   BANK ONE, TEXAS, N.A.
                                   By:
                                   Printed Name:
                                   Title:EXHIBIT A
 COMPLIANCE CERTIFICATE OF TCBY ENTERPRISES, INC. FOR THE _________ (QUARTER/YEAR) ENDED ___________, 199_
TO:  Bank One, Texas, N.A.
1717 Main Street, 3rd Floor
Dallas, Texas  75201
Attention:  Lisa Peterson
FOR: Amended and Restated Loan Agreement dated as of November 28, 1994, entered into by and among Bank One, Texas, N.A., and TCBY Enterprises, Inc.
     This Certificate is delivered to you pursuant to Section 5.1.3 of the Amended and Restated Loan Agreement (the "Agreement") dated as of November 28, 1994 by and between Bank One, Texas, N.A. and TCBY Enterprises, Inc. (the "Borrower"). Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings given to them in the Agreement.
     I hereby certify to you:
     1. I am the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Corporate Controller (as stipulated below my signature below) of TCBY Enterprises, Inc.
     2. As required by Section 5.1.1 or 5.1.2 of the Agreement, as applicable, financial statements of the Borrower and its Subsidiaries for the _________________ (year/quarter) ended __________________, 19___ (the
"Financial Statements"), prepared in accordance with generally accepted accounting principles consistently applied, accompany this Certificate.
The Financial Statements present fairly the financial condition of the Borrower and Subsidiaries as of the date thereof and the results of operations of the Borrower and Subsidiaries for the period covered thereby.
     3. A review of the activities of the Borrower and the Subsidiaries during the Subject Period has been made under my supervision with a view to determining whether, during the Subject Period, the Borrower and the Subsidiaries have observed and performed all of the obligations under the Loan Documents. During the Subject Period, the Borrower and the Subsidiaries observed and performed each and every covenant and condition of the Loan Documents (except as described on Schedule 2 attached hereto).
     4. The status of compliance by the Borrower with the provisions of Sections 5.6, 5.7, 5.8, 5.9, 6.2, 6.3, 6.4, 6.5 and 6.8 of the Agreement as
of the end of the Subject Period is stated on Schedule 1 attached hereto and made a part hereof for all purposes. The language set forth on
Schedule 1 is intended only to paraphrase or summarize certain provisions of the Loan Agreement and shall not constitute a modification of such provisions. The language of the Agreement shall control in all events.
     5. The representations and warranties contained in the Agreement and all of the other Loan Documents and all facts stated therein are true and correct as of the date hereof. No material adverse change has occurred in the Borrower's or any Material Subsidiary's business, properties, or financial condition or in the ability of the Borrower or any Subsidiaries to comply with the obligations under any Loan Document.
WITNESS my hand this ________ day of ________________, 19___.
                              TCBY ENTERPRISES, INC.
                         By:
                         Printed Name:
                         Title: SCHEDULE 1
FINANCIAL COVENANTS
LEVERAGE RATIO (SECTION 5.6)         REQUIRED:  less than
.075 TO 1.00  ACTUAL:           (i)     Debt (all items of indebtedness,
obligations and liabilities of the Borrower and Subsidiaries, on a consolidated basis, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP plus Guarantee Obligations of such Persons plus, without duplication of the foregoing, all liabilities of such Persons arising with respect to letters of credit, commercial paper, banker's acceptances and similar financial
transactions)             $________  (ii)    Tangible Net Worth:

(a) The book value of all assets of the Borrower on a consolidated basis with the Subsidiaries (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill, research and development expenses, unless prepaid, and similar intangible assets) after appropriate
deductions, all determined in accordance with GAAP             $________
(b) All items of indebtedness, obligations and liabilities of the Borrower and Subsidiaries, on a consolidated basis, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance
with GAAP              $________
(c)  Guarantee Obligations         $________
(d)  Contingent liabilities with respect to letters of credit and similar
financial transactions         $________
(e)  Tangible Net Worth:  (a) minus (b) minus (c) minus (d)
     $________  (iii)    Leverage Ratio: line (i) divided by line (ii)(e)
     _____ to _____  CURRENT RATIO (SECTION 5.7)        REQUIRED:  greater
than           2.00 to 1.00  ACTUAL:           (i)     Current Assets for
the Borrower on a consolidated basis with the Subsidiaries:

(a)  All cash       $________
(b)  All nonaffiliated customer receivables       $________
(c) All Investments allowed per Section 6.7 of the Loan Agreement that should be classified as current in accordance with GAAP
$________
(d)  All inventories          $________
(e)  All other assets that should be classified as current in accordance
with GAAP            $________
(f)  Current Assets:  sum of (a) through (e)           $________ (ii)
Current Liabilities for the Borrower on a consolidated basis with the Subsidiaries (liabilities classified as current in accordance with GAAP)
      $________  (iii)   Current Ratio: line (i)(f) divided by line (ii)
     _____ to _____  PROFITABILITY RATIO (SECTION 5.8)
  REQUIRED:  greater than          1.50 to 1.00 ACTUAL:
  (i) Net income, after deduction of income taxes, for the Borrower on a consolidated basis with the Subsidiaries for the immediately preceding period of twelve calendar months determined in accordance with GAAP (including, within the calculation thereof, nonrecurring or extraordinary
items)           $________  (ii)   Nonrecurring or extraordinary gains for
the immediately preceding period of 12 calendar months, determined in
accordance with GAAP           $________  (iii)   Nonrecurring or
extraordinary losses for the immediately preceding period of 12 calendar
months, determined in accordance with GAAP         $________ (iv)
Net Income:  (i) minus (ii) plus (iii)       $________ (v)  Current
Maturities of Long Term Debt (the principal portion of current maturities of long term indebtedness and current obligations on long term capital leases, as determined according to GAAP) for the Borrower on a consolidated basis with the Subsidiaries for the next succeeding period of twelve
calendar months              $________  (vi) Profitability Ratio:  line
(iv) divided by line (v)           _____ to _____  FIXED CHARGE COVERAGE
(SECTION 5.9)         REQUIRED:  greater than          1.00 to 1.00
ACTUAL:          (i)     Net income for the Borrower after deduction of
income taxes on a consolidated basis with the Subsidiaries for the immediately preceding period of twelve calendar months determined in accordance with GAAP (including, within the calculation thereof,
nonrecurring or extraordinary items)           $________  (ii)
Nonrecurring or extraordinary gains for the immediately preceding period of 12 calendar months, determined in accordance with GAAP
 $________  (iii)   Nonrecurring or extraordinary losses for the
immediately preceding period of 12 calendar months, determined in
accordance with GAAP           $________ (iv)     Net Income:  (i) minus
(ii) plus (iii)          $________ (v)  Noncash Charges for the Borrower on
a consolidated basis with the Subsidiaries for the immediately preceding period of twelve calendar months:
(a)  All amortization         $________
(b)  All depreciation         $________
(c)  All deferred income taxes          $________
(d)  All non-cash additions to reserves (insurance, taxes, bad debt, or
otherwise)           $________
(e)  Noncash Charges:  sum of (a), (b), (c) and (d)         $________ (vi)
Net Income plus Noncash Charges:  total of line (iv) and line (v)(e)
     $________  (vii)    Current Maturities of Long Term Debt (the
principal portion of current maturities of long-term indebtedness and current obligations on long-term capital leases, as determined in accordance with GAAP) for the next succeeding period of 12 calendar months
             $________ (viii) All cash dividends paid by TCBY Enterprises,
Inc., to shareholders of TCBY Enterprises, Inc. for the preceding period of
twelve calendar months         $________  (ix)    Replacement CapEx for the
Borrower on a consolidated basis with the Subsidiaries for the preceding period of twelve calendar months (estimated for the 12 months preceding 6/11/93):
(a) Total capital expenditures for the immediately preceding period of twelve calendar months (estimated for the 12 months preceding 6/11/93)
      $________
(b) Total non-replacement capital expenditures for the immediately preceding period of twelve calendar months (estimated for the 12 months
preceding 6/11/93)         $________
(c)  Replacement CapEx:  (a) minus (b)       $________  (x) Subtotal of
lines (vii) and (viii) and (ix)(c)           $________  (xi)
Fixed Charge Coverage:  line (vi) divided by line (x)       _____ to _____
MAXIMUM PERMITTED LIENS TO SECURE PURCHASE MONEY OBLIGATIONS (SECTION 1.1
AND SECTION 6.1)           PERMITTED:
For the Borrower and the Subsidiaries on a consolidated basis:
     $5,000,000.00  ACTUAL:
For the Borrower and the Subsidiaries on a consolidated basis:

(a) Total Liens encumbering the properties and/or assets of the Borrower and/or the Subsidiaries, which secure purchase money obligations incurred by the Borrower and/or the Subsidiaries in good faith in the ordinary course of business and not yet due and payable
$________  SUBSIDIARY INDEBTEDNESS (SECTION 6.2)         (i)
Total Subsidiary Debt         $_______  (ii) Subsidiary liability for
payment of the Indebtedness        $_______  (iii)     Debt described on
Schedule 4.12 of the Agreement          $_______ (iv)  Total of (i)
Subsidiary liability for trade indebtedness and liability on negotiable instruments resulting from the endorsement of such instruments for collection or deposit to the extent the same are incurred in good faith in the ordinary course of business plus (ii) purchase money obligations incurred by the Subsidiaries in good faith in the ordinary course of
business and secured by Permitted Liens                $_______ (v)
Total Subsidiary Debt:  line (i) above minus the sum of (ii) through (iv)
     $-0-  EXTENSION OF CREDIT AND INVESTMENTS (SECTION 6.3)
       PERMITTED:
For the Borrower and the Subsidiaries, on a consolidated basis, the aggregate amount of credit extended to Persons (other than (a) open accounts from sales and services and other trade receivables in the ordinary course of business, (b) credit between and among the Borrower and wholly owned Subsidiaries, (c) "slotting" allowances funded in connection with the acquisition of store space for retail yogurt sales activities, and
(d) equipment placement contracts entered into in connection with yogurt retail sales activities if the Borrower or Subsidiaries retain ownership of the equipment) plus the value of Stock and other investments in any Person (unless the Borrower and/or its wholly-owned Subsidiaries own, legally and beneficially, 50% or more of all Stock and/or other interests in such Person or the Borrower holds the requisite power and ownership interests to solely direct and manage such Person's business and affairs pursuant to its charter, articles, bylaws and/or other governing documents), outstanding at any time may not exceed, on an aggregate basis, an amount equal to twenty-five percent of the Tangible Net Worth of the Borrower and the
Subsidiaries, on a consolidated basis          ACTUAL:
 (i) Tangible Net Worth of the Borrower on a consolidated basis with the
Subsidiaries:
(a) The book value of all assets of the Borrower on a consolidated basis with the Subsidiaries (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill, research and development expenses, unless prepaid, and similar intangible assets) after appropriate
deductions, all determined in accordance with GAAP              $________
(b) All Debt of the Borrower on a consolidated basis with the Subsidiaries (all items of indebtedness, obligations and liabilities of the Borrower and the Subsidiaries on a consolidated basis, whether mature or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance
with GAAP                $________
(c)  Guarantee Obligations         $________
(d)  Contingent liabilities with respect to letters of credit
     $________
(e)  Tangible Net Worth:  (a) minus (b) minus (c) minus (d)
     $________
(f)  25% of Tangible Net Worth (line (e) x .25)        $________ (ii)
The aggregate amount of credit extended by the Borrower and the Subsidiaries, on a consolidated basis to Persons (other than (a) open accounts from sales and services in the ordinary course of business, (b) credit between or among the Borrower and wholly owned Subsidiaries, (c) "slotting" allowances funded in connection with the acquisition of store space for retail yogurt sales activities, and (d) equipment placement contracts entered into in connection with yogurt retail sales activities if the Borrower or Subsidiaries retain ownership of the equipment) plus the value of Stock and other investments in any Person (unless the Borrower and/or its wholly-owned Subsidiaries own, legally and beneficially, 50% or more of all Stock and/or other interests in such Person or the Borrower holds the requisite power and ownership interests to solely direct and manage such Person's business and affairs pursuant to its charter, articles, bylaws and/or other governing documents)
$________  GUARANTEE OBLIGATIONS OF SUBSIDIARIES (SECTION 6.4)
       (i) Total obligations of other Persons which the Subsidiaries guarantee or for which the Subsidiaries are otherwise, directly or indirectly, responsible (whether by agreement to purchase the indebtedness of another Person, agreement to furnish funds to another Person through the furnishing of goods, supplies or services, by way of Stock purchase, capital contribution, advance or loan for the purpose of paying or discharging, or causing the payment or discharge, of the indebtedness of any other Person (excluding, however, the total amounts that result from the endorsement of negotiable instruments by the Subsidiaries in the ordinary course of business for deposit or collection and the continuing liability of any Subsidiary, as lessee, pursuant to an operating lease that is assigned to and assumed by a franchisee in connection with such franchisee's acquisition of a yogurt store from such Subsidiary)
               $________
 SCHEDULE 2EXHIBIT B
 Bank One Texas, N.A. 1717 Main Street 3rd Floor Dallas, Texas 75201
     Re: Amended and Restated Loan Agreement Dated as of November 28, 1994 by and between Bank One, Texas, N.A. and TCBY Enterprises, Inc. (the "Agreement")
Gentlemen:
     Pursuant to Section 2.8 of the Agreement the undersigned hereby confirms its request made on ________________, 19___ for a Stated Rate Loan and/or one or more or Eurodollar Loans to be made on _____________, 19__ in the following amounts and for the following Interest Periods (30, 60, 90 or 180 days):
          Loan           Amount              Interest Period
     Stated Rate Loan         $                        N/A
Eurodollar Loan #1       $                         days
Eurodollar Loan #2       $                         days
     Eurodollar Loan #1 represents a _______________ (continuation/conversion) of the _______________________ (Stated Rate or Eurodollar Loan) made on ________________ in the amount of $_____________.
     Eurodollar Loan #2 represents a _______________ (continuation/conversion) of the _______________________ (Stated Rate or Eurodollar Loan) made on ________________ in the amount of $_____________.
     The representations and warranties contained or referred to in Section 4 of the Agreement are true and accurate on and as of the effective date of the conversion made the basis hereof as though made at and as of such date, and no Default or Event of Default has occurred and is continuing or will result from the conversion made the basis hereof.
                              TCBY ENTERPRISES, INC.
                         By:
                              Printed Name:
                              Title:
 Date:                    EXHIBIT C
 Bank One Texas, N.A. 1717 Main Street 3rd Floor Dallas, Texas 75201
     Re: Amended and Restated Loan Agreement Dated as of November 28, 1994 by and between Bank One, Texas, N.A. and TCBY Enterprises, Inc. (the "Agreement")
Gentlemen:
     Pursuant to Section 2.9 of the Agreement the undersigned hereby confirms its request made on ________________, 19___ for a Fixed Rate Loan in the amount of $________________ on ________________, 19___.
     The representations and warranties contained or referred to in Section 4 of the Agreement are true and accurate on and as of the effective date of the conversion made the basis hereof as though made at and as of such date; and no Event of Default has occurred and is continuing or will result from the conversion made the basis hereof.
                              TCBY ENTERPRISES, INC.
                         By:





                              Printed Name:
                              Title:
Date:







                                                  Exhibit 4(ii)(c)
TERM NOTE
Dallas, Texas
$7,500,000.00                  November 28, 1994
FOR VALUE RECEIVED, TCBY Enterprises, Inc., a Delaware corporation (herein referred to with each of its successors and assigns as the "Maker"), promises to pay to the order of Bank One, Texas, N.A., a national banking association (herein collectively referred to with its successors and assigns as the "Lender") at 1717 Main Street, 3rd Floor, Dallas, Texas 75201, the principal sum of SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($7,500,000.00) or, if less, the total advanced and remaining outstanding, in legal and lawful money of the United States of America and in immediately available funds, together with interest on the principal outstanding from time to time prior to maturity at the Term Loan Contract Rate, as that term is defined in the Loan Agreement described below.
     Unless sooner called or accelerated, the unpaid principal balance hereof shall be repaid in equal monthly installments, which shall be in the amount of $90,361.45 each, commencing on the 1st day of January, 1995, and continuing regularly and monthly on the 1st day of each calendar month thereafter through December 31, 2001 when the entire amount of this Note, principal and interest then remaining unpaid, shall be due and payable in full. Notwithstanding the foregoing, however, if the date for payment is not a business day, then the payment required to be made hereunder shall be due and payable on the next succeeding business day. The date on which the entire unpaid principal balance hereof becomes due and payable is herein referred to as the "Maturity Date".
     Interest shall be payable, to the extent accrued, on the 1st day of each calendar month, beginning December 1, 1994, that occurs prior to the Maturity Date; provided, however, if any such payment date does not occur on a business day, then the payment date shall be the next succeeding business day.
     Subject to the provisions hereof limiting interest to the Maximum Amount (defined below), past due amounts of principal payable hereunder and, to the extent permitted by applicable law, past due amounts of interest payable hereunder shall bear interest from and after the dates the same became due and payable hereunder until paid at the Default Rate, as that term is defined in the Loan Agreement described below, and Maker promises to pay such interest to the order of Lender in legal and lawful money of the United States of America and in immediately available funds at the place for payment specified above upon DEMAND.
     This Note is executed and delivered pursuant to the terms of that certain Amended and Restated Loan Agreement dated as of November 28, 1994, entered into by and between Maker and Lender (as the same may be renewed, extended, amended, restated, increased, supplemented or otherwise modified from time to time, the "Loan Agreement"), and the holder of this Note shall be entitled to the benefits provided in the Loan Agreement and to all of the liens, benefits, rights and privileges set forth in or otherwise arising under any and all agreements, instruments, certificates and other documents executed or delivered or contemplated to be executed or delivered in connection with the Loan Agreement or the transactions that are the subject matter thereof, as any of the same may be renewed, extended, restated, supplemented, increased, amended or otherwise modified from time to time. Unless otherwise expressly defined herein, terms that are used in this Note which begin with an initial capital letter (including, without limitation, the term "Loan Documents") shall have the meanings ascribed to such terms in the Loan Agreement. Reference is made to the Loan Agreement for a statement of certain of the rights of the holder of this Note and for other purposes provided herein. Reference is also made to the Loan Agreement for a statement of certain terms and provisions relevant to this Note but not contained herein including, without limitation, Defaults and Events of Default. Neither the reference to the Loan Agreement nor the reference to any term or provision thereof shall, however, affect or impair the absolute and unconditional obligation of the Maker to pay the principal of and interest on this Note when due and payable.
     If a Default or an Event of Default occurs hereunder or under any Loan Document that is not cured within the time, if any, provided for by the Loan Document, the Lender may exercise any one or more of the rights and remedies (including the right to accelerate this Note and any other indebtedness or obligations owed to it pursuant to any Loan Document) which shall be available to Lender under any Loan Document or otherwise at law or in equity including, without limitation, the right to take possession and to sell, lease or otherwise dispose of any or all collateral and to set off against the indebtedness and obligations owed hereunder or under any other Loan Document any amount owing by the Lender to the Maker (including, without limitation, any amount in any deposit account of the Maker with the Lender and any property of the Maker which is in the possession of the Lender).
     No delay on the part of the holder of this Note or the exercise of any power or right or remedy under or with respect to this Note or any other Loan Document shall operate as a waiver thereof, and no single or partial exercise of any power or right shall preclude any other or further exercise thereof or the exercise of any other power or right. Enforcement by the holder of this Note of any security for the payment hereof shall not constitute an election by it of any remedy so as to preclude the exercise of any other right or remedy available to it.
     No agreements, conditions, provision or stipulations contained in this Note or in any other Loan Document, or the occurrence of a default or an event of default, or the exercise by the Lender of the right to accelerate the payment of the maturity of principal or interest, or to exercise any option whatsoever contained in this Note or any other Loan Document, or the arising of any contingency whatsoever, shall entitle the Lender to collect, in any event, interest exceeding the maximum amount allowed from time to time by applicable state or federal laws, as now or hereafter in effect (the "Maximum Amount"), and in no event shall the Maker be obligated to pay interest exceeding such Maximum Amount, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel the Maker to pay interest exceeding the Maximum Amount shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Amount. In the event any interest is charged or collected in excess of the Maximum Amount (the "Excess"), the Maker acknowledges, agrees and stipulates that any such amount shall be the result of an accidental and bona fide error, and any such charge shall be canceled and any such Excess that is collected shall, first, be applied to reduce the principal of any obligations due and, second, returned to the Maker or to such other person who may be entitled thereto by law, it being the intention of the parties hereto not to enter at any time into an usurious or otherwise illegal relationship. The parties hereto recognize that with fluctuations in the Term Loan Contract Rate from time to time unintentional results could inadvertently occur. By the execution of this Note, the Maker covenants that (a) the cancellation, credit or return of any Excess shall constitute the acceptance by the Maker of such Excess, and (b) the Maker shall not seek or pursue any other remedy, legal or equitable, against the Lender based, in whole or in part, upon the charging or receiving of any interest in excess of the Maximum Amount. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Lender, all interest at any time contracted for, charged or received by the Lender in connection with the Maker's obligations shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Note. Unless preempted by federal law or other state laws now or hereafter in effect and applicable hereto, the applicable interest rate ceiling shall be the "indicated rate ceiling" from time to time in effect under the Texas Revised Civil Statues Annotated, Article 5069-1.04, as amended.
     The provisions of this Note governing interest, as set forth in the preceding paragraph, shall be deemed to be incorporated into every Loan Document or communication relating to the indebtedness evidenced hereby, whether or not any provision of this Note is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the obligations asserted by the Lender thereunder, be automatically recomputed by the Maker or any other obligor, and by any court considering the same, to give effect to the adjustments or credits required by the preceding paragraph.
     If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Note than is presently allowed by applicable state or federal law, then the limitations on interest hereunder shall be increased to the maximum allowed by applicable state or federal law, as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to the Lender by reason thereof shall be payable upon DEMAND.
     The Maker and all guarantors, signers, sureties and endorsers (a) waive presentment, demand, protest, notice of protest and of dishonor, notice of intent to demand, notice of intent to accelerate, and diligence in collecting, (b) agree that no extension, partial payment or indulgence to the Maker or release or nonenforcement of any security, whether with or without notice, before or after maturity shall affect the obligations of any guarantor, signer, surety or endorser, and (c) agree to reimburse the holder of this Note for any and all costs and expenses (including, but not limited to, reasonable attorney fees) incurred in collecting or attempting to collect any and all principal of and interest on this Note.





     Should this Note be signed by more than one party, all of the obligations herein contained shall be the joint and several obligations of each signatory hereto.
     THE PROCEEDS OF THIS NOTE ARE TO BE USED FOR BUSINESS, COMMERCIAL, INVESTMENT OR OTHER SIMILAR PURPOSE AND NO PORTION THEREOF WILL BE USED FOR PERSONAL, FAMILY OR HOUSEHOLD USE.
     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN TEXAS.
     THIS NOTE TOGETHER WITH THE OTHER LOAN DOCUMENTS, AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN THE LENDER AND THE MAKER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE LENDER AND THE MAKER.
IN WITNESS WHEREOF, the Maker has executed this Note as of November 28,
1994.
                              TCBY ENTERPRISES, INC.
                              By:
                         Printed Name:
                         Title:














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